UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Xilio Therapeutics, Inc.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT DATED OCTOBER 10, 2025—SUBJECT TO COMPLETION

828 Winter Street, Suite 300

Waltham, Massachusetts 02451

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on November 21, 2025

Dear Stockholders:

You are cordially invited to attend a special meeting of stockholders of Xilio Therapeutics, Inc. to be held on November 21, 2025 at 11:00 a.m., Eastern Standard Time, virtually at www.virtualshareholdermeeting.com/XLO2025SM.

At the special meeting, stockholders will consider and vote on the following matters:

1.	Approval of a one-time repricing of certain outstanding employee stock options, which we refer to as the option repricing proposal;

2.	Approval of the Xilio Therapeutics, Inc. 2025 Stock Incentive Plan, which we refer to as the stock plan proposal; and

3.

Approval of an adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the option repricing proposal and/or the stock plan proposal.

We are using the “full set delivery” method of providing proxy materials to all stockholders of record. Because we have elected to utilize the “full set delivery” option, we are delivering to all stockholders of record paper copies of the enclosed proxy statement and the related proxy card, as well as providing access to the proxy materials on a publicly accessible website. We began distributing the enclosed proxy statement, this notice and the proxy card on or about October , 2025. The proxy statement and other proxy materials are also available at www.proxyvote.com.

Only stockholders of record at the close of business on October 15, 2025, the record date for the special meeting, are entitled to notice of and to vote at the special meeting or any adjournment or postponement thereof. As noted above, our special meeting will be a virtual meeting of stockholders, which will be conducted exclusively via the internet as a virtual web conference. You will be able to attend the special meeting online, vote your shares during the special meeting and submit questions for consideration during the special meeting through www.virtualshareholdermeeting.com/XLO2025SM. Please carefully review the enclosed proxy statement and the notice of availability for additional details.

Your vote is important, and we encourage all stockholders to attend the special meeting online. Whether or not you plan to attend the special meeting online, we encourage you to read the enclosed proxy statement and submit your proxy or voting instructions as soon as possible by following the instructions in the enclosed proxy statement and the accompanying proxy card and submitting your proxy by the internet or telephone, or by signing, dating and returning your proxy card or voting instruction form. Please review the instructions on each of your voting options described in the enclosed proxy statement and proxy card. Further information about how to register for and attend the special meeting online, vote your shares and submit questions for consideration at the meeting is included in the enclosed proxy statement.

Thank you for your ongoing support and continued interest in Xilio Therapeutics, Inc.

By Order of the Board of Directors,

René Russo, Pharm.D.
President and Chief Executive Officer

Waltham, Massachusetts

October , 2025

828 Winter Street, Suite 300

Waltham, Massachusetts 02451

(857) 524-2466

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

To Be Held on November 21, 2025

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the board of directors of Xilio Therapeutics, Inc., or Xilio, for use at the special meeting of stockholders, or special meeting, to be held virtually on November 21, 2025 at 11:00 a.m., Eastern Standard Time, and at any adjournment thereof.

The special meeting will be held exclusively online as a virtual meeting at www.virtualshareholdermeeting.com/XLO2025SM. There will not be a physical meeting location, and stockholders will not be able to attend the special meeting in person. Further information about how to attend the special meeting online, vote your shares and submit questions during the meeting is included in this proxy statement.

In this proxy statement, unless expressly stated or the context otherwise requires, references to “Xilio,” “the company,” “we,” “us,” “our” and similar terms refer to Xilio Therapeutics, Inc. References to our website are inactive textual references only, and the contents of our website are not incorporated by reference into this proxy statement.

We are distributing this proxy statement and the related proxy card to stockholders on or about October , 2025. All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the shares represented by the proxies will be voted in accordance with the recommendation of our board of directors. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is exercised at the meeting by following the instructions set forth in this proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

This proxy statement is available for viewing, printing and downloading at www.proxyvote.com. In addition, this proxy statement is available on the website of the Securities and Exchange Commission, or SEC, at www.sec.gov and the “Investors & Media - Financials & Filings - SEC Filings” section of our website, which is located at https://ir.xiliotx.com. Instructions regarding how to submit your proxy or voting instructions are available in this proxy statement and the enclosed proxy card.

IMPORTANT INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

Why Did I Receive These Proxy Materials?

We have made these materials available to you on the internet in connection with the solicitation of proxies for use at our special meeting of stockholders to be held online on Friday, November 21, 2025 at 11:00 a.m., Eastern Standard Time, at www.virtualshareholdermeeting.com/XLO2025SM. As a holder of common stock, you are invited to attend the special meeting online and are requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under applicable SEC rules and regulations and that is designed to assist you in voting your shares.

Purpose of the Special Meeting

At the special meeting, our stockholders will consider and vote on the following matters:

1.	Approval of a one-time repricing of certain outstanding employee stock options (Proposal 1);

2.	Approval of the Xilio Therapeutics, Inc. 2025 Stock Incentive Plan (Proposal 2);

3.

Approval of an adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposal 1 and/or Proposal 2; and

4.	The transaction of any other business that may properly come before the special meeting or any adjournment or postponement thereof.

As of the date of this proxy statement, we are not aware of any business to come before the meeting other than the first three items noted above. Should any other business come before the special meeting, the persons named on the company’s proxy card will have discretionary authority to vote the shares represented by such proxies. If you hold shares through a broker, bank or other nominee as described below, we expect that they will not be able to vote your shares on any other business that comes before the special meeting unless they receive instructions from you with respect to such matter.

Board of Directors Recommendation

Our board of directors unanimously recommends that you vote:

•	FOR the approval of a one-time repricing of certain outstanding employee stock options;

•	FOR the approval of the Xilio Therapeutics, Inc. 2025 Stock Incentive Plan; and

•

FOR the approval of an adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposal 1 and/or Proposal 2.

Availability of Proxy Materials

The proxy materials, including this proxy statement and the notice of meeting are available for viewing, printing and downloading at www.proxyvote.com.

Who Can Vote at the Special Meeting?

Only stockholders of record at the close of business on October 15, 2025, the record date for the special meeting, are entitled to notice of and to vote at the special meeting or any adjournment or postponement thereof. As of the record date, there were    shares of our common stock outstanding and entitled to vote at the special meeting. Each share of common stock that you own as of the record date is entitled to one vote on each matter properly brought before the special meeting.

Difference Between a “Stockholder of Record” and a Beneficial Owner of Shares Held in “Street Name”

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Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, then you are considered the “stockholder of record” of those shares. In this case, this proxy statement and the related proxy card have been sent to you directly by us. You may vote your shares by following the instructions in this proxy statement and the enclosed proxy card and submitting your proxy by the internet or telephone, or by signing, dating and returning your proxy card or voting instruction form.

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Beneficial Owner of Shares Held in Street Name. If your shares are held by a bank, broker or other nominee, then you are considered the beneficial owner of those shares, which are held in “street name.” In this case, your proxy materials will be sent to you by that organization. The organization holding your shares is considered the stockholder of record for purposes of voting at the special meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares held in your account by following the instructions contained on the voting instruction card provided to you by that organization.

How to Virtually Attend the Special Meeting

The special meeting will start at 11:00 a.m., Eastern Standard Time, on November 21, 2025 and will be a virtual meeting of stockholders where stockholders will participate by accessing a website using the internet. There will not be a physical meeting location. We believe that hosting a virtual meeting will facilitate stockholder attendance and participation at our special meeting by enabling stockholders to participate from any location around the world. We have designed the virtual special meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions during the meeting through the virtual meeting platform.

Stockholders of record as of October 15, 2025 will be able to attend and participate in the special meeting by accessing www.virtualshareholdermeeting.com/XLO2025SM. You may log into the virtual meeting starting at 10:45 a.m., Eastern Standard Time, on the day of the meeting. To join the special meeting, you will need to have your 16-digit control number, which is included on your voting instruction form or your proxy card. In the event that you do not have a control number, please contact your broker, bank, or other nominee as soon as possible so that you can be provided with a control number and gain access to the special meeting. Stockholders will also have the opportunity to submit questions during the special meeting through www.virtualshareholdermeeting.com/XLO2025SM. A technical support telephone number will be posted on the log-in page that you can call if you encounter any difficulties accessing the virtual meeting during the check-in or during the meeting.

How to Vote and Voting Deadlines

If you are the stockholder of record of your shares, meaning that your shares are registered in your name in the records of our transfer agent, Computershare Trust Company, N.A., and not in the name of a bank, brokerage firm or other nominee, you can vote your shares by proxy prior to the special meeting or online during the special meeting as follows:

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By internet prior to the special meeting. You may transmit your proxy and vote via the internet by following the instructions provided in this proxy statement and on the proxy card. You will need to have your voting instruction form or proxy card in hand when you access the website. The website for voting is available at www.proxyvote.com. Proxies submitted via the internet must be received by 11:59 p.m., Eastern Standard Time, on November 20, 2025, the day before the special meeting, for your proxy to be valid and your vote to count.

•	By telephone prior to the special meeting. You may transmit your proxy and vote over the phone by calling 1-800-690-6903 and following the instructions provided in this proxy statement and on the proxy card. You will need to have your 16-digit control number in hand when you call. Proxies submitted by telephone must be received by 11:59 p.m., Eastern Standard Time, on November 20, 2025, the day before the special meeting, for your proxy to be valid and your vote to count.

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By mail prior to the special meeting. You can vote by mail by marking, signing, and dating the enclosed proxy card and then mailing the proxy card in accordance with the instructions on the proxy card. If you vote by mail, you do not need to vote over the internet or by telephone. Proxies submitted by mail must be received by Broadridge Financial Solutions, Inc. no later than November 20, 2025, the day before the special meeting, for the proxy to be valid and your vote to count. If you return your proxy card but do not specify how you want your shares voted on any particular matter, they will be voted in accordance with the recommendations of our board of directors.

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Online during the special meeting. You may vote your shares during the special meeting by going to www.virtualshareholdermeeting.com/XLO2025SM and following the instructions on that website for submitting your vote. You will need the 16-digit control number included on your voting instruction form or your proxy card. If you vote by proxy prior to the special meeting and choose to attend the special meeting online, there is no need to vote again during the special meeting unless you wish to change your vote.

If the special meeting is adjourned or postponed, the foregoing deadlines may be extended.

If your shares are held in “street name,” meaning your shares are held for your account by an intermediary, such as a bank, brokerage firm or other nominee, then you are deemed to be the beneficial owner of your shares, and the bank, brokerage firm or other nominee that actually holds the shares for you is the record holder and is required to vote the shares it holds on your behalf according to your instructions. The proxy materials, as well as voting and revocation instructions, should have been forwarded to you by the bank, broker or other nominee that holds your shares. In order to have your broker or other nominee vote your shares, you will need to follow the instructions that your bank, broker or other nominee provides you. The voting deadlines and availability of telephone and internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the bank, broker or other nominee that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization.

Under applicable stock exchange rules, banks, brokerage firms and other nominees may use their discretion to vote “uninstructed” shares (i.e., shares of record held by banks, brokers or other nominees, but with respect to which the beneficial owner of such shares has not provided instructions on how to vote on a particular proposal) with respect to matters that are considered to be “discretionary,” but not with respect to “non-discretionary” matters. With respect to non-discretionary items for which you do not give your broker voting instructions, your shares will be treated as broker non-votes. A “broker non-vote” occurs when shares held by a bank, brokerage firm or other nominee are not voted with respect to a particular proposal because the bank, brokerage firm or other nominee does not have or did not exercise discretionary authority to vote on the matter and has not received voting instructions from its client. For a discussion of how broker non-votes will be treated, see the discussion under “Votes Required to Approve Each Proposal.”

Regardless of whether your shares are held in street name, you are welcome to attend the special meeting online. To do so, you will need your control number included on your proxy card or voting instruction form in order to demonstrate proof of beneficial ownership.

Even if you plan to attend the special meeting online, we urge you to vote your shares by proxy in advance of the special meeting so that if you become unable to attend the special meeting, your shares will be voted as directed by you.

Can I Vote My Shares by Filling Out and Returning the Notice of Internet Availability of Proxy Materials?

No. The notice of availability contains instructions on how to vote by proxy via the internet, by telephone, by returning a paper proxy card, or by voting online while virtually attending the special meeting.

How Do I Submit a Question at the Special Meeting?

If you wish to submit a question during the special meeting, beginning at 10:45 a.m., Eastern Standard Time, on November 21, 2025, you may log into the virtual meeting platform using the unique link provided to you via e-mail following the completion of your registration at www.virtualshareholdermeeting.com/XLO2025SM and follow the instructions there. Our virtual meeting will be governed by our Rules of Conduct and Procedures which will be posted at www.virtualshareholdermeeting.com/XLO2025SM during the special meeting. The Rules of Conduct and Procedures will address the ability of stockholders to ask questions during the meeting, including rules on permissible topics and rules for how questions and comments will be recognized and disclosed to meeting participants.

May I See a List of Stockholders Entitled to Vote as of the Record Date?

A complete list of registered stockholders as of the close of business on the record date will be available for inspection by our stockholders of record at least 10 days prior to the special meeting during normal business hours at our headquarters at 828 Winter Street, Suite 300, Waltham, MA 02451. If you are unable to inspect this list in person, please contact our Corporate Secretary by mail at Xilio Therapeutics, Inc., 828 Winter Street, Suite 300, Waltham, Massachusetts 02451, Attention: Corporate Secretary, or by e-mail at investors@xiliotx.com to request such list. When making such request, please ensure that you have your voting instruction form or proxy card available so that you can prove that you are a registered stockholder.

Quorum

A majority of our shares of common stock outstanding as of the record date must be present or represented by proxy to constitute a quorum and hold the special meeting. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the internet, by telephone, by mail or that are represented at the virtual special meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to abstain or only votes on one of the proposals. Because we expect that brokers, banks or other nominees will not be able to vote on any proposal absent voting instructions from the beneficial holders of their shares, we expect that the shares held by these entities will not be counted for purposes of determining whether a quorum is present absent their receipt of such instructions. If a quorum is not present, we expect to adjourn the special meeting until we obtain a quorum. Votes cast by proxy will be tabulated by the inspector of election appointed for the special meeting, who will also determine whether a quorum is present.

Votes Required to Approve Each Proposal

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Proposal 1 – Approval of a One-Time Repricing of Certain Outstanding Employee Stock Options: To approve the proposed one-time repricing of certain outstanding employee stock options, holders of a majority of the votes cast on the matter must vote FOR the proposal. Proposal 1 is expected to be considered a non-discretionary matter under applicable rules. If your shares are held by your brokerage firm in street name and you do not timely provide voting instructions with respect to your shares, your bank or brokerage firm will not vote with respect to Proposal 1 and those votes will be counted as broker non-votes. Abstentions and broker non-votes, if any, will have no effect on the outcome of Proposal 1.

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Proposal 2 – Approval of the Xilio Therapeutics, Inc. 2025 Stock Incentive Plan: To approve the Xilio Therapeutics, Inc. 2025 Stock Incentive Plan, holders of a majority of the votes cast on the matter must vote FOR the proposal. Proposal 2 is expected to be considered a non-discretionary matter under applicable rules. If your shares are held by your brokerage firm in street name and you do not timely provide voting instructions with respect to your shares, your bank or brokerage firm will not vote with respect to Proposal 2 and those votes will be counted as broker non-votes. Abstentions and broker non-votes, if any, will have no effect on the outcome of Proposal 2.

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Proposal 3 – Approval of Proposal to Adjourn: To approve the proposal to adjourn the special meeting to a later date or dates, holders of a majority of the votes cast on the matter must vote FOR the proposal. Proposal 3 is expected to be considered a non-discretionary matter under applicable rules. If your shares are held by your bank or brokerage firm in street name and you do not provide voting instructions with respect to your shares, your brokerage firm will not vote with respect to Proposal 3 and those votes will be counted as broker non-votes. Abstentions and broker non-votes, if any, will have no effect on the outcome of Proposal 3.

Revoking a Proxy; Changing Your Vote

If you are a stockholder of record, you may revoke your proxy and change your vote at any time before the vote is taken at the special meeting. To do so, you must do one of the following:

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Submit a new proxy with a later date before the applicable deadline either signed and returned by mail or transmitted using the telephone or internet voting procedures described in the “How to Vote and Voting Deadlines” section above;

•	Attend the special meeting online and vote using the procedures described in the “How to Vote and Voting Deadlines” section above; or

•	File a written revocation with our corporate secretary before or at the special meeting.

If your shares are held in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee holding your shares. You may also vote online during the special meeting, which will have the effect of revoking any previously submitted voting instructions, if you follow the procedures described in the “How to Vote and Voting Deadlines” section above.

Your virtual attendance at the special meeting, without voting online during the special meeting, will not automatically revoke your proxy.

Costs of Proxy Solicitation

We will bear the costs of soliciting proxies and tabulating your votes. In addition to solicitation by mail, our directors, officers and employees may solicit proxies personally, by telephone, e-mail or in person without additional compensation for the solicitation, but these directors, officers and employees may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. Copies of solicitation materials will be furnished to brokerage firms, fiduciaries, and other custodians who hold shares of our common stock of record for beneficial owners for forwarding to such beneficial owners. We may reimburse banks, brokers and other holders of record for their reasonable, out-of-pocket expenses for forwarding these proxy materials to beneficial owners. In addition, we have engaged the proxy solicitation firm, D.F. King & Co., Inc., or D.F. King, to provide strategic advice and solicit proxies on behalf of our board of directors in connection with the special meeting. D.F. King may solicit the return of proxies, either by mail, telephone, telecopy, e-mail or through personal contact. We have agreed to pay D.F. King a base fee of $10,000 plus additional fees for requested services, to reimburse all costs and expenses, and to indemnify D.F. King in connection with its performance of services.

If you have questions or need assistance voting your shares, please call our proxy solicitor, D.F. King, at:

D.F. King & Co., Inc.

28 Liberty Street, 53rd Floor

New York, New York 10005

Bank and Brokers Call Collect: (646) 741-7227

All Others, Please Call Toll-Free: (888) 644-6071

Email: xilio@dfking.com

Voting Results

We plan to announce preliminary voting results at the special meeting and expect to report final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days following the special meeting.

Whom Should I Contact With Any Additional Questions?

If you hold your shares directly or have additional questions about the special meeting, please contact us at Xilio Therapeutics, Inc., 828 Winter Street, Suite 300, Waltham, Massachusetts 02451, Attn: Investor Relations, or by e-mail at investors@xiliotx.com.

If your shares are held in street name, please call the telephone number provided on your voting instruction form or contact your bank, brokerage firm or other nominee directly.

INTRODUCTION TO PROPOSALS 1 AND 2

Proposals 1 and 2 relate to our ability to properly motivate, incentivize and retain our employees with equity compensation. We face significant competition for experienced and talented employees with critical and high demand skills in our industry, and our board of directors believes it is in the best interests of stockholders to motivate, incentivize and retain our employees. Equity awards are an important part of the compensation package we offer to employees because they are a key component linking pay to company performance. Encouraging employees to work toward our success aligns their interests with those of our stockholders by providing our employees with a means by which they can benefit from increasing the value of our stock.

Since our initial public offering in 2021, the biotechnology industry has experienced significant challenges, and the market value of our common stock has declined, reflecting challenges inherent in the research and development of novel product candidates for immuno-oncology, or I-O. While opportunities to raise funding have been limited, we have continued to advance our pipeline of tumor-activated, or masked, I-O molecules through top-tier collaboration and licensing partnerships and several dilutive financing events, which involved issuing a significant number of warrants to purchase common stock. In 2024, we issued an aggregate of 25.6 million in prefunded warrants, which we refer to as the 2024 prefunded warrants, and in June 2025, we issued an aggregate of 266.7 million in prefunded warrants and common stock warrants, which we refer to collectively as the June 2025 warrants. We believe we are well-positioned to achieve our business objectives, but the significant dilution from these warrants presents challenges to our ability to motivate, incentivize and retain qualified employees through equity awards.

As of September 30, 2025, we had 51.8 million shares of common stock outstanding and an aggregate of 292.3 million warrants outstanding, consisting of 92.3 million prefunded warrants and 200.0 million common stock warrants. If all of these warrants are exercised, the number of shares of our common stock outstanding would increase to approximately 344.1 million shares. The number of shares of common stock underlying outstanding equity awards and reserved for future awards under our 2020 Stock Incentive Plan, as amended, or the 2020 Plan, our 2021 Stock Incentive Plan, or the 2021 Plan, and our Amended and Restated 2022 Inducement Stock Incentive Plan, or the Inducement Plan, which we collectively refer to as our existing equity plans, represents approximately 27.0% of our current common stock outstanding. However, assuming exercise of the 2024 prefunded warrants and the June 2025 warrants, the number of shares of common stock underlying outstanding equity awards and reserved for future awards under our existing equity plans would represent only approximately 4.1% of our common stock outstanding, which is significantly below the 25th percentile of our peers and other companies that we compete with for talent. The number of shares of common stock reserved for future awards under the 2021 Plan and the Inducement Plan is not sufficient to grant awards that we believe will motivate, incentivize and retain executive and non-executive employees due to the dilution from the 2024 prefunded warrants and the June 2025 warrants, and because any future annual “evergreen” increases under the 2021 Plan are based solely upon total common stock outstanding as of January 1 of each year, without taking warrants into account, these increases will not provide us with sufficient additional shares to be able make such equity award grants in the future.

Furthermore, the stock options held by many of our employees have been underwater for over a year (in some cases, several years), and therefore, are no longer providing a meaningful incentive. On September 30, 2025, the closing price of our common stock on The Nasdaq Stock Market was $0.843 per share, and approximately 87% of our outstanding employee stock options were underwater at that price. In fact, based on the closing price of our common stock on The Nasdaq Stock Market as of September 30, 2025, all of our employees with more than one year of tenure held underwater stock options with exercise prices ranging from $0.858 to $16.00 per share. Our board of directors believes that the underwater stock options are not effective in motivating, incentivizing and retaining employees, which our board of directors believes are important for long-term stockholder value.

Our board of directors has determined that we should undertake two actions to address these concerns.

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First, we are seeking stockholder approval to reprice underwater stock options granted to employees prior to January 1, 2025 so that such underwater stock options held by our executive team would have an exercise price of $1.50 per share (subject to adjustment for any future stock splits and similar transactions) and such underwater stock options held by our other employees would have an exercise price of $1.00 per share (subject to adjustment for any future stock splits and similar transactions). In each case, if the closing price of our common stock on The Nasdaq Stock Market on the date of stockholder approval of the repricing is greater than these minimum prices, then the exercise price will be the closing price of our common stock on the date of stockholder approval of the stock option repricing, which date we refer to as the repricing date. For stock option repricing purposes, our executive team consists of René Russo, Pharm.D., our president and chief executive officer, Christopher Frankenfield, our chief financial and operating officer, Katarina Luptakova, MD., our chief medical officer, Uli Bialucha, Ph.D., our chief scientific officer, and Scott Coleman, Pharm.D., our chief development officer. In all cases, the ability to pay the applicable new exercise price would not take effect until 12 months after stockholder approval of the stock option repricing, providing incentive for employees to remain with us through this critical period. Importantly, non-employee members of our board of directors are not eligible to participate in the stock option repricing.

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Second, we are seeking stockholder approval to establish the 2025 Stock Incentive Plan, or the 2025 Plan, with an aggregate of 32.0 million shares reserved for issuing stock options to our employees. The number of shares requested under the 2025 Plan equals approximately 12% of the aggregate number of shares of common stock that may be issued upon exercise of the June 2025 warrants (and approximately 10.9% of the aggregate numbers of shares of common stock that may be issued upon exercise of all outstanding warrants) and is intended to enable us to issue stock options to our current employees to help to alleviate the significant dilution from the June 2025 warrants, coupled with a desire to preserve the overall equity compensation opportunities of our employees at least at the 25th percentile of our peer group assuming full exercise of all outstanding warrants. Our board of directors has approved the grant of stock options to our employees for the full 32.0 million shares of common stock that would be authorized under the 2025 Plan, subject to stockholder approval of the plan. These stock options are divided into four equal tranches of 8.0 million total shares per tranche, with each tranche of stock options tied to a tranche of the June 2025 warrants, as further described below, which our board of directors believes will help to align employee interests with long-term stockholder interests. If this proposal is approved, the aggregate number of shares of common stock underlying outstanding equity awards and reserved for future awards under our equity plans (including the existing equity plans and the 2025 Plan) would represent approximately 13.4% of our common stock assuming the full exercise of the 2024 prefunded warrants and June 2025 warrants, which would be closer to (but still below) the 25th percentile of our peer group for total overhang. Like the stock option repricing, non-employee members of our board of directors are not eligible to participate in the 2025 Plan.

We believe this combined approach reflects the best way to achieve our related goals of providing meaningful equity incentives to motivate, incentivize and retain our valued employees and building long-term stockholder value.

PROPOSAL 1 – APPROVAL OF A ONE-TIME REPRICING OF CERTAIN OUTSTANDING EMPLOYEE STOCK OPTIONS

Introduction to Proposal 1

We are seeking stockholder approval of a one-time repricing, which we refer to as the stock option repricing, of certain outstanding employee stock options, which we refer to as the eligible stock options, that were granted prior to January 1, 2025 and have exercise prices that are above the minimum prices described below. Only eligible stock options held on the repricing date (as described below) by our employees (including our executives) are eligible for the stock option repricing.

We believe that effecting a stock option repricing is critical to motivating, incentivizing and retaining our employees and to restoring the value and benefit of our equity compensation program. Since our initial public offering in October 2021, the biotechnology industry has experienced significant challenges, and the price of our common stock has declined from $16.00 as of December 31, 2021 to $0.843 as of September 30, 2025, reflecting challenges inherent in the research and development of novel product candidates for I-O. As of September 30, 2025, the exercise prices for approximately 87% of our total outstanding employee stock options were below the closing price of our common stock on The Nasdaq Stock Market of $0.843 per share, and so we refer to these options as being “underwater.” This sustained decline in the price our common stock has resulted in our stock options having no meaningful retention, motivation or incentive value for the holders. We designed the stock option repricing with the goals of restoring equity value for our employees, increasing motivation, incentivization and retention of our employees in a competitive labor market and better aligning the interests of our employees with those of our stockholders. Our board of directors urges stockholders to approve the stock option repricing as our board of directors believes that implementing it is critical to our success.

Summary of Stock Option Repricing Design

Term	Design of Repricing	Alignment of Design with Interests of Stockholders
Eligible Participants

Employees as of the date stockholders approve the stock option repricing, which we refer to as the repricing date, including the executive team.

For purposes of the stock option repricing, our executive team means: René Russo, Pharm.D., our president and chief executive officer; Christopher Frankenfield, our chief financial and operating officer; Katarina Luptakova, M.D., our chief medical officer; Uli Bialucha, Ph.D., our chief scientific officer; and Scott Coleman, Pharm.D., our chief development officer.

Excludes non-employee directors, consultants, advisors and former employees.

Eligible Stock Options	Stock options granted prior to January 1, 2025 with an exercise price that exceeds the new exercise price (described below) on the repricing date.	Ensures that recently granted stock options are not repriced.

Term	Design of Repricing	Alignment of Design with Interests of Stockholders
Terms of Repriced Stock Options

The new exercise price of the repriced options, which we refer to as the new exercise price, will be $1.50 per share (subject to adjustment for stock splits and similar transactions) in the case of the executive team and $1.00 per share (subject to adjustment for stock splits and similar transactions) in the case of other employees. In each case, if the closing price of our common stock on The Nasdaq Stock Market on the repricing date is greater than these minimum prices, then the new exercise price will be the closing price of our common stock on the repricing date.

If a repriced stock option is exercised prior to 12-month anniversary of the repricing date, which we refer to as the retention date, then the original option exercise price must be paid, except in the case of death or disability of the option holder or a change in control of us.

The repricing of stock options will not alter the expiration date of such stock options.

Repriced stock options are only valuable if there is a meaningful increase in the trading price following the repricing date.

Repriced stock options held by the executive team will have a higher new exercise price as such persons have a greater ability to drive stock price performance.

Encourages retention of employees as they must remain employed at least through the retention date to get the benefit of the new exercise price.

Background

We rely on our employees, including our executive team, to achieve our ambitious drug discovery and development goals, business objectives and strategic initiatives. Competition for these qualified individuals, particularly in the life sciences industry, is intense and, for some of our most critical roles, there are a limited number of individuals with the requisite scientific or business expertise. All of our peer companies and other companies with whom we compete for talent use equity awards (including stock options) as a means of attracting, motivating, incentivizing and retaining such individuals. Stock options have historically constituted a critical part of our incentive and retention programs because our board of directors believes that equity compensation encourages our employees to work toward our success and believes that stock options, in particular, reward employees’ contributions by allowing them to benefit from any increase in the value of our common stock after the date the stock option is granted. The successes we have achieved to date are the result of significant, sustained efforts on the part of our employees, and therefore, retaining their know-how and services is important to our ability to achieve our short-term and longer-term corporate goals. We also believe that it is important to reward our employees for their substantial efforts to date and to motivate them to continue to achieve success for Xilio.

While we are optimistic about the current and future potential for our pipeline of novel tumor-activated immuno-oncology, or I-O, therapies, the price of our common stock remains below historic levels and, since our initial public offering in October 2021, has experienced significant volatility due to a number of factors, many of which were outside the control of our company and our employees, including a challenging financial market impacted by macro-economic factors, worsening investor sentiment (particularly within the biotechnology industry) leading to pressures in stock prices, and challenges inherent in the research and development of novel product candidates for I-O therapies. As a result, our stock price has fallen from $16.00 per share on December 31, 2021 to $0.8383 per share on October 9, 2025. The significant and sustained decline in the price of our common stock has had a meaningful negative impact on the total compensation earned by our employees (including our executive team). We believe that underwater stock options are less effective as performance incentives because they provide less or no perceived value to employee option holders, as stock options cannot be sold and only provide value to the holder when there is a positive spread between the exercise price and the current stock price. If we do not address this issue in the near to medium term, we believe it will be more difficult for us to motivate, incentivize and retain talent, which could negatively impact our business and results of operations.

On September 30, 2025, the closing price of our common stock on The Nasdaq Stock Market was $0.843 per share, and approximately 87% of our outstanding employee stock options were underwater at that price. Further, many of these stock options are so significantly underwater that they do not have any value in motivating, incentivizing or retaining our employees. Nevertheless, these underwater options will remain outstanding as a stock option “overhang” until they are exercised, expire or are otherwise cancelled (for example, upon termination of an employee’s employment with us). This overhang represents future potential dilution to our stockholders, but because the options are significantly underwater, the dilution associated with the eligible stock options is unlikely to occur. We recognize that dilution to our stockholders as a result of equity awards should be undertaken only when the equity awards can serve a meaningful compensatory purpose. Currently, the eligible stock options are theoretically dilutive to stockholders, but they are not actually achieving any compensatory purpose – that is, the eligible stock options do not motivate, incentivize or retain the holders of those stock options. The stock option repricing will allow the dilution associated with the eligible stock options to serve its intended compensatory purpose, thereby meaningfully impacting our ability to succeed for all of our stakeholders, including stockholders.

We believe that equity compensation provides a meaningful incentive for our employees, creates an essential link between our employees and our stockholders and allows us to conserve cash resources to support our development and growth objectives. We also believe that our success depends, in large part, on our ability to maintain a competitive position by motivating, incentivizing and retaining qualified employees with the requisite experience and ability to achieve our business objectives and advance our pipeline of product candidates. Central to these objectives is our equity compensation program, which is consistent with our compensation philosophy and the compensatory practices of other pharmaceutical companies in our peer group and other companies that we compete with for talent.

Accordingly, our board of directors believes approval of the stock option repricing is in the best interests of Xilio and its stockholders and recommends a vote “FOR” the approval of the stock option repricing described below.

Compensation Committee and Board of Directors Process Regarding Stock Option Repricing

During the third quarter of 2025, our management team and compensation committee began evaluating various alternatives for providing market-competitive compensation to our employees. In consultation with the compensation committee’s compensation consultant, Aon’s Human Capital Solutions practice, a division of Aon plc (formerly known as Radford), our management and compensation committee evaluated a stock option repricing and several alternatives to a stock option repricing, including granting additional equity awards under the 2021 Plan, paying additional cash compensation or exchanging underwater stock options for replacement equity awards. Each alternative was analyzed to assess whether it would achieve our incentive and compensatory goals, with particular emphasis on balancing those goals with the interests of our stockholders. Once our management team and compensation committee determined that the specific structure of the stock option repricing best achieved that balance, they thoroughly evaluated whether to include the executives as eligible participants in the stock option repricing. Our management team and compensation committee determined that it was advisable to include our executive team in the stock option repricing because they believed limiting the stock option repricing to non-executive employees could result in not adequately motivating, incentivizing or retaining some of the most highly valued contributors to our long-term success. In addition, because a substantial portion of the outstanding underwater stock options are held by our executive team, our management team and compensation committee concluded that excluding those employees would not meaningfully address our equity compensation realignment needs. Due to the potential greater impact that the efforts of our executive team could have on our stock price, our board of directors, upon the recommendation of the compensation committee, determined that underwater stock options held by our executive team be repriced to an exercise price of $1.50 per share (subject to adjustment for any future stock splits and similar transactions) and that underwater stock options held by our other employees be repriced to an exercise price of $1.00 per share (subject to adjustment for any future stock splits and similar transactions). After careful consideration, upon the recommendation of our compensation committee, our board of directors determined that the stock option repricing is in the best interests of the company, its stockholders and its employees for the reasons set forth in more detail in the section below titled “Reasons for the Stock Option Repricing.”

On October 8, 2025, our board of directors approved the stock option repricing, subject to stockholder approval, pursuant to which we would reprice eligible stock options to the new exercise price on the repricing date. Any outstanding stock option held by an employee that (i) was granted under our 2020 Plan, 2021 Plan or Inducement Plan, (ii) was granted prior to January 1, 2025 and (iii) has an exercise price that is greater than the new exercise price on the repricing date is eligible for the stock option repricing. All employees (including our executive team) who hold eligible stock options as of the repricing date are eligible to participate in the stock option repricing, but only underwater stock options with exercise prices above the applicable new exercise price are eligible to be repriced. The closing price of our common stock on The Nasdaq Stock Market as of September 30, 2025 was $0.843 per share. If September 30, 2025 were the repricing date, approximately 48 employees would be eligible for repricing of stock options with respect to an aggregate of 4,960,149 shares of common stock having exercise prices ranging from $1.08 per share to $16.00 per share and with a weighted-average exercise price of $5.13 per share.

If our stockholders approve this proposal, our board of directors, compensation committee and management will implement the stock option repricing automatically following the close of trading on the date of the special meeting, which we refer to as the repricing date.

Reasons for the Stock Option Repricing

Employee Retention

As of September 30, 2025, the closing price of our common stock on The Nasdaq Stock Market was $0.843 per share, and approximately 87% of our outstanding employee stock options were underwater at that price, with exercise prices ranging from $0.858 to $16.00 per share. As a result, we face considerable challenges in retaining our employees as we know that our competitors can offer equity incentives that are more attractive and that, in many cases, are more market competitive than what we are able to offer. The stock option repricing is designed to address these concerns and to reinforce the importance of equity compensation as a component of our overall compensation package and pay-for-performance philosophy, while at the same time encouraging retention and alignment with stockholder interests. For example, a key feature of the stock option repricing is that holders of repriced stock options will only be able to exercise those repriced stock options at the new exercise price if they remain employed by us on the retention date, which is the twelve-month anniversary of the repricing date (except in the case of death or disability of the option holder or a change in control of us).

Restoration of Equity Incentives

It is critical to our success that we motivate, incentivize and retain our employees. As noted above, we face intense competition for experienced and talented personnel in our industry, and equity incentive awards must be a substantial part of our overall compensation program in order for us to effectively compete for and retain that talent. We believe that significantly underwater stock options are less effective as performance incentives because they provide little or no perceived value to holders of such stock options, as stock options only provide value to the holder when the trading price exceeds the exercise price for the stock option.

While cash compensation, together with equity awards, is part of our overall compensation package and talent strategy, we do not believe that relying exclusively on the cash component of our compensation package to motivate, incentivize and retain employees is an ideal use of our resources. For example, to make the cash portion of our compensation package more competitive, we would need to increase the amount of cash we pay employees, which would reduce the cash resources we can otherwise utilize in the execution of our corporate goals and advancing our portfolio of novel I-O therapies. We believe that the stock option repricing would support our ability to retain our talented employees and reduce the costs and disruptions associated with employee turnover, thereby allowing our employees to focus on working toward achievement of these strategic priorities.

Given that approximately 87% of our outstanding employee stock options were underwater as of September 30, 2025, if we do not reprice employee stock options it will make it more difficult for us to motivate, incentivize and retain employees, which could negatively impact our business and results of operations. We believe that implementing the stock option repricing will be far more effective in incentivizing employees than the existing significantly underwater options.

Realignment of Interests of our Stockholders and Employees

In considering alternatives to address our underwater stock options, our compensation committee was particularly mindful of structuring a program that would be acceptable to our stockholders and would align our employees’ interests with those of our stockholders. We believe that the proposed stock option repricing provides a more cost-effective and stockholder-friendly retention and incentive tool as compared to other alternatives, including leaving the underwater options outstanding or paying higher cash compensation. As described above, the underwater options create significant overhang that dilutes all stockholders without providing meaningful retention or incentives for employees. Further, to ensure that there must be a meaningful increase in the price of our common stock in order for employees to benefit from the stock option repricing (further aligning the interests of employees with those of our stockholders), stock options eligible for repricing only include stock options with an exercise price above the new exercise price. For our executive team, the new exercise price will be $1.50 per share (subject to adjustment for stock splits and similar transactions), and for all other employees, the new exercise price will be $1.00 per share (subject to adjustment for stock splits and similar transactions). In each case, if the closing price of our common stock on The Nasdaq Stock Market on the repricing date is greater than these minimum prices, then the new exercise price will be the closing price of our common stock on The Nasdaq Stock Market on the repricing date. The new exercise price is intended to be higher for our executive team as our board of directors believes those individuals are most able to drive stock price performance for the benefit of our stockholders.

Management of Equity Overhang

As of September 30, 2025, we had granted stock options to purchase an aggregate of 11,513,192 shares of common stock under our existing equity plans, with exercise prices ranging from $0.55 per share to $16.00 per share. As a result, we have developed a significant stock option “overhang” consisting of outstanding but unexercised stock options, of which approximately 87% of employee stock options were underwater as of September 30, 2025, based on the closing price of our common stock on The Nasdaq Stock Market of $0.843 per share on such date, and of these underwater employee stock options we are proposing to reprice only those stock options that have exercise prices above the applicable new exercise price. Our underwater stock options do not serve their intended purposes of motivating, incentivizing and retaining our critical talent. Not only do the underwater stock options have diminished retentive value, but they also cannot be removed from our stock option overhang until they are exercised, expire or are otherwise cancelled (for example, upon termination of an employee’s employment with us). While the structure of the stock option repricing will not immediately reduce the overhang associated with our equity compensation program, in contrast to the underwater stock options, the repriced stock options will serve a meaningful motivational, incentive and retentive purpose, which we believe to be a more acceptable form of dilution for our stockholders.

Structure of the Stock Option Repricing

The following is a summary of the terms of the stock option repricing recommended by our compensation committee and approved by our board of directors, subject to stockholder approval. Our compensation committee and board of directors reserve the right to modify the terms of the stock option repricing (but not in a manner that is more favorable to employees), or to postpone or cancel the stock option repricing.

Stock Options Eligible for Repricing

Stock options eligible for repricing consist of any outstanding stock option held by an employee that (i) was granted under our existing equity plans, (ii) was granted prior to January 1, 2025, and (iii) has an exercise price that is greater than the applicable new exercise price on the repricing date.

The following table summarizes outstanding stock options granted under our existing equity plans that, as of September 30, 2025, were held by employees, were granted prior to January 1, 2025 and had exercise prices above the applicable new exercise price (if the new exercise price were determined on such date) and thus would be eligible for the stock option repricing if September 30, 2025 were the repricing date:

Per Share Exercise Price of Stock Options	Number of Shares Subject to Stock Options	Weighted- Average Per Share Exercise Price of Stock Options	Weighted- Average Remaining Terms of Stock Options (Years)
$1.08 - $5.00	2,964,994	$2.72	7.6
$5.01 - $9.99	1,221,357	$6.18	5.4
Greater than or equal to $10.00	773,798	$12.74	6.2
Total	4,960,149	$5.13	6.8

These stock options represent approximately 9.6% of our total outstanding shares of common stock as of September 30, 2025, or 1.4% of total outstanding shares of common stock assuming full exercise of the 2024 prefunded warrants and the June 2025 warrants, and represent approximately 48.9% of our outstanding stock options held by employees as of September 30, 2025 and approximately 56.2% of our outstanding stock options held by employees that were underwater as of September 30, 2025, based on the closing price of our common stock on The Nasdaq Stock Market of $0.843 per share on such date.

Eligible Employees for the Stock Option Repricing

Employees (including our executive team) who remain employed with us as of the repricing date will be eligible to participate in the stock option repricing. Importantly, non-employee members of our board of directors are not eligible to participate in the stock option repricing. If any employee ceases to be employed by us before the repricing date, such employee’s eligible stock options will not be repriced on the repricing date and such stock options will remain outstanding pursuant to their original terms. If September 30, 2025 were the repricing date, approximately 48 employees would be eligible to participate in the stock option repricing.

The table below sets forth the following information about the stock options that would have been eligible for the stock option repricing if September 30, 2025 were the repricing date: (i) the number of shares of our common stock subject to such stock options, (ii) the weighted-average per share exercise price of such stock options, and (iii) the average remaining term in years of such stock options. Non-employee directors, consultants, advisors and former employees are not eligible to participate in the stock option repricing.

Name and Position	Number of Shares Subject to Options	Weighted- Average Per Share Exercise Price of Options	Weighted- Average Remaining Term of Options (Years)
René Russo, Pharm.D. President and Chief Executive Officer	2,198,212	$5.76	6.6
Christopher Frankenfield Chief Financial and Operating Officer	848,172	$4.67	7.1
Katarina Luptakova, M.D. Chief Medical Officer	225,210	$4.10	7.4
All current executive officers as a group	3,371,594	$5.28	6.8
All current directors who are not executive officers as a group	—	—	—
Each associate of any such directors or executive officers	—	—	—
Each other person who holds 5 percent of such stock options	472,798	$4.30	7.0
All employees who are not executive officers as a group	1,588,555	$4.82	6.9

New Exercise Price

The new exercise price will be $1.50 per share (subject to adjustment for stock splits and similar transactions) in the case of our executive team and $1.00 per share (subject to adjustment for stock splits and similar transactions) in the case of other employees. In each case, if the closing price of our common stock on The Nasdaq Stock Market on the repricing date is greater than these minimum prices, then the new exercise price will be the closing of our common stock on repricing date. As of October 9, 2025, the closing price of our common stock on The Nasdaq Stock Market was $0.8383 per share.

Retention Period

If a repriced stock option is exercised prior to the 12-month anniversary of the repricing date, then the original exercise price applicable to the stock option – rather than the new exercise price – must be paid by the option holder, except in the case of the death or disability of the option holder or a change in control of us.

Other Terms of Repriced Stock Options

No other terms of any stock options eligible for the stock option repricing will be changed, provided that all repriced stock options will be granted under the 2021 Plan even if the stock option was originally granted under the 2020 Plan or the Inducement Plan. Each of the 2020 Plan and the Inducement Plan has terms that are substantially similar to the terms of the 2021 Plan.

Timing of the Stock Option Repricing

Provided that our stockholders approve the stock option repricing, on the repricing date, the exercise price for eligible stock options held by eligible employees will automatically be repriced to the new exercise price.

Interests of Certain Persons in the Stock Option Repricing

Any stock options that will be repriced will be those held by individuals who remain our employees on the repricing date. As a result, any such holder that terminates employment with us before the repricing date will not have his or her options repriced under the stock option repricing. Our executives have an interest in this Proposal 1 because they hold options granted under our existing equity plans that may be eligible for the stock option repricing on the repricing date. Non-employee directors, consultants, advisors and former employees are not eligible to participate in the Option Repricing. Please the sections titled “—Structure of the Stock Option Repricing—Eligible Employees for the Stock Option Repricing” and “—Introduction to Proposal 1—Summary of Stock Option Repricing Design” for more information about interests of our executives and non-employee directors in this Proposal 1.

Accounting Impact of the Stock Option Repricing

We have adopted the provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718, regarding accounting for share-based payments. Under ASC Topic 718, we will recognize the incremental compensation expense of the repriced stock options in addition to the current expense being recognized for these stock options. The incremental compensation expense will be measured as the excess, if any, of the fair value of the repriced stock options immediately following the stock option repricing over the fair value of the repriced stock options immediately prior to the stock option repricing.

Material U.S. Federal Income Tax Consequences of the Stock Option Repricing

The following is a summary of the anticipated material U.S. federal income tax consequences of the stock option repricing. The applicable U.S. federal income tax law and regulations may change, and the U.S. Internal Revenue Service may adopt a position contrary to the summary below. All holders of stock options eligible for the stock option repricing are urged to consult their own tax advisers regarding the tax treatment of the stock option repricing under all applicable laws. For purposes of U.S. federal tax rules, the repricing of an eligible option is treated as a new option granted as of the repricing date, and, as a result, certain options previously classified as incentive stock options may be converted to nonqualified stock options. The rules concerning the U.S. federal income tax consequences of options granted under the equity plans are quite technical. In addition, the following discussion does not address any gift, estate, social security, alternative minimum or state or local tax consequences that may be applicable, nor does the discussion address tax consequences to persons who may be subject to taxation in multiple jurisdictions.

If the holder of such stock options is our employee (or an employee of our subsidiary) on the repricing date, the repriced stock option will be treated as an incentive stock option to the maximum extent permitted by law, but, because the repriced stock options are treated as new options for U.S. federal income tax purposes, the holding periods that are applicable to such stock option will restart on the repricing date for purposes of achieving the favorable tax treatment available for incentive stock options under the Internal Revenue Code of 1986, as amended, or the Code.

In addition, the Code limits the annual benefit an individual may receive from incentive stock options, preventing more than $100,000 worth of incentive stock options (based on the value of the stock on the date the stock option was granted) from becoming exercisable for the first time in any one calendar year. During the year in which a stock option repricing occurs, because the repriced stock options are treated as new options for U.S. federal income tax purposes, both the stock options eligible for repricing and the repriced stock options are counted towards this limit. To the extent the stock option repricing causes this limit to be exceeded, the excess portions of the repriced stock options will be treated as nonstatutory stock options.

Below is a discussion of the U.S. federal tax treatment generally applicable to incentive stock options and nonstatutory stock options:

Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted on the repricing date or exercised (except for purposes of the alternative minimum tax). If the holder exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the holder exercises the option and then later sells or otherwise disposes of the shares before the end of either of the two- or one-year holding periods described above, the holder generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Nonstatutory Stock Options. No taxable income is reportable when a nonstatutory stock option is granted on the repricing date. Upon exercise, the holder will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price for those shares. Any taxable income recognized in connection with an option exercise by one of our employees is subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss to the holder.

Tax Effect on the Company. We generally will be entitled to a tax deduction in connection with the repriced options in an amount equal to the ordinary income realized by the holder at the time the holder recognizes such income, subject to the limitations under Section 162(m) of the Code.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THIS PROPOSAL 1 FOR THE APPROVAL OF A ONE-TIME REPRICING OF CERTAIN OUTSTANDING EMPLOYEE STOCK OPTIONS.

PROPOSAL 2 – APPROVAL OF THE XILIO THERAPEUTICS, INC. 2025 STOCK INCENTIVE PLAN

Introduction to Proposal 2

We are seeking stockholder approval of the Xilio Therapeutics, Inc. 2025 Stock Incentive Plan, or the 2025 Plan. We face significant competition for experienced and talented employees with critical and high demand skills in the biotechnology industry, and our board of directors believes it is in the best interests of stockholders to motivate, incentivize and retain our employees. Equity awards are an important part of the compensation package we offer to employees because they are a key component linking pay to company performance. Encouraging employees to work toward our success aligns their interests with those of our stockholders by providing our employees with a means by which they can benefit from increasing the value of our common stock.

Since our initial public offering in 2021, the biotechnology industry has experienced significant challenges, and the market value of our common stock has declined, reflecting challenges inherent in the research and development of novel product candidates for I-O. While opportunities to raise funding have been limited, we have continued to advance our pipeline of tumor-activated, or masked, I-O molecules through top-tier collaboration and licensing partnerships and several dilutive financing events, which involved issuing a significant number of warrants to purchase common stock. In 2024, we issued an aggregate of 25.6 million in prefunded warrants, which we refer to as the 2024 prefunded warrants, and in June 2025 we issued an aggregate of 266.7 million in prefunded warrants and common stock warrants, which we refer to collectively as the June 2025 warrants. We believe we are well-positioned to achieve our business objectives, but the significant dilution from these warrants presents challenges to our ability to motivate, incentivize and retain qualified employees through equity awards.

Accordingly, we are seeking stockholder approval of the 2025 Plan, with an aggregate of 32.0 million shares reserved for issuing stock options to our employees. The 2025 Plan is specifically designed to provide equity incentives to our employees that are tied to the June 2025 warrants. Non-employee members of our board of directors are not eligible to be granted stock options under the 2025 Plan. The June 2025 warrants included one tranche of prefunded warrants and three tranches of common stock warrants, which we refer to as the Series A warrants, Series B warrants and Series C warrants, respectively. The 2025 Plan is correspondingly broken into four equal tranches of stock options with each of those stock option tranches tied to a June 2025 warrant tranche (as described in more detail below).

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The first tranche of stock options, which we refer to as the tranche 1 stock options, are related to the June 2025 prefunded warrants and vest over a period of three years, subject to the employee continuing to provide services to us on each vesting date, to reflect the dilution from the June 2025 prefunded warrants.

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The remaining three tranches of stock options, which we refer to as the tranche 2, 3 and 4 stock options, vest in three equal installments commencing on the achievement of an applicable vesting condition tied to the Series A warrants, Series B warrants and Series C warrants, respectively. One-third of the stock options that achieve the applicable vesting condition will vest on the applicable measurement date and the remaining two-thirds of the stock options will vest in equal annual installments on each of the subsequent two anniversaries thereafter, in each case, subject to the employee continuing to provide services to us on the applicable vesting date.

•	The tranche 2 stock options’ vesting condition is tied to the proportion of the Series A warrants exercised as of particular measurement dates prior to the Series A warrants’ expiration.

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The tranche 3 stock options’ vesting condition is tied to the proportion of the Series B warrants exercised and/or cancelled due to a non-dilutive financing in accordance with their terms on or prior to December 31, 2025.

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The tranche 4 stock options’ vesting condition is tied to the proportion of the Series C warrants exercised and/or cancelled due to a non-dilutive financing in accordance with their terms on or prior to December 31, 2026.

In considering strategies to address the effects of the dilution from the 2024 prefunded warrants and the June 2025 warrants on our equity incentive compensation program, we were particularly focused on creating a strategy that is compatible with the interests of our stockholders. Accordingly, stockholder dilution as a result of the 2025 Plan is tailored to the dilution caused by the June 2025 warrants, such that, if the common stock warrants are not exercised and/or cancelled per their terms, the tranche 2, 3 and 4 stock options will expire and the underlying shares in the 2025 Plan will not be eligible for future re-issuance. Our board of directors believes this structure will help align employee interests with long-term stockholder interests, which was an important priority in crafting the 2025 Plan.

Our compensation committee determined the requested 32.0 million total shares to be reserved for the 2025 Plan based on an analysis of the dilution resulting from the June 2025 warrants, coupled with a desire to preserve the overall equity compensation opportunities of our employees at least at the 25th percentile of our peer group assuming full exercise of all outstanding warrants. Our compensation committee also assessed the magnitude of the share reserve under the 2025 Plan that our stockholders would likely find acceptable.

After a careful analysis of these considerations, our board of directors, based on the recommendation of the compensation committee, approved the 2025 Plan on October 8, 2025, subject to stockholder approval of the 2025 Plan. If stockholders approve the 2025 Plan, 32.0 million shares of common stock will be authorized for the grant of stock options under the 2025 Plan (subject to adjustment in the event of stock splits and other similar events), any or all of which may be in the form of incentive stock options as defined under the Code. The number of shares reserved for issuance under the 2025 Plan is divided equally into four tranches of 8.0 million shares of common stock each (subject to adjustment in the event of stock splits and other similar events), with each tranche tied to a tranche of the June 2025 warrants, as described below. On October 9, 2025, our compensation committee granted, subject to stockholder approval of the 2025 Plan, stock options to employees purchase all of the 32.0 million shares of common stock authorized under the 2025 Plan. We refer to these options collectively as the contingent stock options. Our board of directors feels strongly that the 2025 Plan reflects the best way to achieve the related goals of providing meaningful equity incentives to motivate, incentivize and retain our valued employees and build long-term stockholder value.

Contingent Stock Options

On October 8, 2025, our compensation committee approved the grant of the contingent stock options to our employees (including executives), subject to stockholder approval of the 2025 Plan. Consistent with the terms of the 2025 Plan, the contingent stock options have an exercise price of $0.841, per share, which is equal to the closing trading price of our common stock on The Nasdaq Stock Market on the date of grant of the contingent stock options. Also consistent with the terms of the 2025 Plan, the contingent stock options are divided into four equal tranches of 8.0 million shares each with the vesting terms applicable to each tranche summarized above and more fully described below. Except as set forth in the table below, no officers or employees have received contingent stock options. No grants of contingent stock options were made to non-employee directors, consultants, advisors or former employees.

The table below sets forth the number of shares of our common stock subject to the contingent stock options granted to each of the individuals identified below, subject to stockholder approval of the 2025 Plan.

Name and Position	Number of Shares Subject to Contingent Stock Options for Each Tranche	Total Number of Shares Subject to Contingent Stock Options
René Russo, Pharm.D. President and Chief Executive Officer	2,075,000	8,300,000
Christopher Frankenfield Chief Financial and Operating Officer	925,000	3,700,000
Katarina Luptakova, M.D. Chief Medical Officer	625,000	2,500,000
All current executive officers as a group	3,756,700	15,026,800
All current directors who are not executive officers as a group	—	—
Each associate of any such directors or executive officers	—	—
Each other person who is to receive 5 percent of such options	1,925,000	7,700,000
All employees who are not executive officers as a group	4,243,300	16,973,200

If our stockholders do not approve the 2025 Plan, the contingent stock options will be automatically cancelled and will have no further force or effect. In no event may the contingent stock options be exercised prior to stockholder approval of the 2025 Plan.

Status of 2021 Plan and Inducement Plan

Our board of directors and compensation committee have determined that employees who receive stock options under the 2025 Plan will not be eligible for an annual equity award in 2026, but in order to recruit, incentivize, retain and reward those who are critical to our success, we will continue to utilize the 2021 Plan to make promotion and retention grants to our employees, and to make grants to non-employee directors, consultants and advisors. We expect to utilize the 2021 Plan for annual equity awards for employees again beginning in 2027. In addition, because the number of shares reserved for the issuance of equity awards under the 2021 Plan is very limited, we have also relied on, and expect to continue to rely on, the inducement grant exception under Nasdaq Listing Rule 5635(c)(4) to grant nonstatutory stock options, referred to as inducement awards, under the Inducement Plan to newly hired employees who are eligible under Nasdaq rules to receive such grants. The 2021 Plan and the Inducement Plan will remain in place subject to their current terms regardless of whether our stockholders approve the 2025 Plan.

Information Regarding Overhang and Burn Rate

Overview

The following table includes information, as of September 30, 2025, regarding all of our outstanding equity awards under all of our equity-based compensation plans and arrangements under which shares of common stock may be issued (other than our 2021 Employee Stock Purchase Plan, or the ESPP). This includes shares subject to outstanding awards under the 2020 Plan, the 2021 Plan and the Inducement Plan (but does not include the contingent stock options granted under the 2025 Plan, subject to stockholder approval), as well as the number of shares available under the 2021 Plan and the Inducement Plan for future awards (but does not include shares issuable under the ESPP).

Number of outstanding stock options	11,513,192
Weighted-average exercise price per share of outstanding stock options	$3.09
Weighted-average remaining contractual term of outstanding stock options (years)	7.9
Number of outstanding restricted stock units	334,125
Shares available under the 2021 Plan for future awards (1)	1,907,013
Shares available under the Inducement Plan for future awards	238,300
New shares requested for approval pursuant to the 2025 Plan	32,000,000
Estimated total number of shares available for the grant of new awards under all equity-based compensation plans, assuming stockholder approval of the 2025 Plan	34,145,313
Number of shares of common stock outstanding	51,829,013
Number of shares of common stock outstanding if all outstanding warrants are exercised	344,138,351

(1)	Does not include annual evergreen increases that may be made under the 2021 Plan.

As of September 30, 2025, there were no outstanding shares of restricted stock, no stock appreciation rights or any other stock-based awards.

In developing our share request for the 2025 Plan and analyzing the impact of granting options that vest based on the exercise of the June 2025 warrants, we considered both our “overhang” and our “burn rate.”

Overhang

Overhang is a measure of potential dilution, which we define as the sum of (i) the total number of shares underlying all equity awards outstanding and (ii) the total number of shares reserved for future award grants, divided by the number of shares of common stock outstanding. As of September 30, 2025, there were 11,847,317 shares underlying all equity awards outstanding (not including the contingent stock options), an aggregate of 2,145,313 shares available for future awards under the 2021 Plan and the Inducement Plan and 51,829,013 shares of common stock outstanding. Accordingly, our overhang at September 30, 2025 was 27.0%. If all of the 2024 prefunded warrants and the June 2025 warrants were exercised, there would have been 344,135,720 shares of common stock outstanding as of September 30, 2025, and our overhang would have been 4.1%. If the 32,000,000 contingent stock options (which is equal to the total number of shares proposed to be authorized for grant under the 2025 Plan) are included in the calculation, our overhang on September 30, 2025 would have been 13.4%.

Burn Rate

Burn rate provides a measure of the potential dilutive impact of our equity award program, which we calculate by dividing the number of shares subject to equity awards granted during the year by the basic weighted-average number of shares of common stock outstanding. Set forth below is a table that reflects our burn rate for the years ended December 31, 2024, 2023 and 2022, as well as an average over those years.

Year Ended December 31,	Awards Granted (#)	Basic Weighted- Average Number of Shares of Common Stock Outstanding (#)	Burn Rate
2024	3,062,953	53,511,424	5.7%
2023	3,738,555	27,496,107	13.6%
2022	1,745,366	27,392,087	6.4%
Three-Year Average	2,848,958	36,133,206	7.9%

We believe that our stock-based compensation programs have been integral to our success in the past and will be important to our ability to succeed in the future. If the 2025 Plan is not approved by our stockholders, we will need to reassess how to address the enormous dilution to executive and employee equity holdings resulting from the 2024 prefunded warrants and June 2025 warrants. If our employees do not have certainty that their equity holdings (which are already significantly below market) will be protected from the dilution resulting from these warrants, our already significant retention concerns will be exacerbated in what is a highly competitive market. As a result, if the 2025 Plan is not approved, we could be forced to increase cash compensation, which will reduce the resources we are able to allocate to meeting our business needs and objectives. Therefore, the approval of the 2025 Plan is vital to our future success.

Accordingly, our board of directors believes approval of the 2025 Plan is in the best interests of Xilio and its stockholders and recommends a vote “FOR” the approval of the 2025 Plan.

Highlights of the 2025 Plan

The 2025 Plan includes several features that are consistent with protecting the interests of our stockholders and sound corporate governance practices. These features are highlighted below and are more fully described in the description of the 2025 Plan further below in this proposal as well as in the copy of the 2025 Plan in Appendix A to this proxy statement.

Vesting of Tranche 2, 3, and 4 Stock Options is tied to Dilution from Common Stock Warrants. The vesting of tranche 2, 3, and 4 stock options granted under the 2025 Plan is tied to the dilution from the exercise of the common stock warrants issued in June 2025, such that stockholders will be diluted by the shares issuable on exercise of the tranche 2, 3, and 4 options to the extent that the common stock warrants are exercised (or, as applicable, the Seres B warrants and/or Series C warrants are cancelled due to a non-dilutive financing in accordance with their terms, which our board of directors believes our employees should be incentivized to achieve). Importantly, if the tranche 2, 3, and/or 4 stock options do not vest because the corresponding common stock warrants are not exercised (other than as a result of the cancellation of the Series B warrants and/or Series C warrants due to a non-dilutive financing, as applicable), the corresponding shares subject to the tranche 2, 3 and/or 4 stock options will not return to the 2025 Plan and will not be available for the grant of new stock options.

No Evergreen. The 2025 Plan does not include an “evergreen” or other provision that automatically increases the number of shares available for grant under the plan and therefore any increase to the maximum share reserve in the 2025 Plan is subject to approval by our stockholders, allowing our stockholders to have a say in our equity compensation program.

Clawback Policy. In accepting an option under the 2025 Plan, a participant agrees to be bound by any clawback policy that we have in effect or may adopt in the future.

No Automatic Vesting of Awards on a Change in Control Event; Double-trigger Acceleration of Vesting upon a Change in Control. The 2025 Plan does not provide for the automatic vesting of awards in connection with a change in control event. Instead, the 2025 Plan includes “double trigger” acceleration, pursuant to which options, to the extent that the warrants tied to the applicable tranche of stock options are exercised (and/or if applicable are cancelled due to a non-dilutive financing in accordance with their terms), will become fully vested and nonforfeitable if the participant is terminated without cause or resigns for good reason within 12 months following the change in control event.

No Liberal Share Recycling. The 2025 Plan prohibits the re-granting of (i) shares underlying stock options which are cancelled because the common stock warrants expire without being exercised (and no non-dilutive financing occurs), (ii) shares withheld or delivered to satisfy the exercise price of an option or to satisfy tax withholding obligations and (iii) shares repurchased on the open market using proceeds from the exercise of an option.

No Repricing of Awards. The 2025 Plan prohibits the direct or indirect repricing of stock options without stockholder approval.

No Discounted Stock Options. Stock options will have an exercise price of at least $0.75 (which is the exercise price of the common stock warrants) and, if greater, the exercise price will be at least equal to the fair market value of the underlying common stock on the date of grant.

No Reload Stock Options. No stock options granted under the 2025 Plan may contain a provision entitling the option holder to the automatic grant of additional stock options in connection with any exercise of the original stock option.

No Dividend Equivalents on Stock Options. No stock options granted under the 2025 Plan may provide for the payment or accrual of dividend equivalents.

Administered by an Independent Committee. The 2025 Plan is administered by our compensation committee, as delegated by our board of directors. Our compensation committee is made up entirely of independent directors.

Reasons Why Stockholders Should Approve the 2025 Plan

Incentivizes, Retains and Motivates Talent. It is critical to our success that we incentivize, retain and motivate the best talent in what is a tremendously competitive labor market. Our equity-based compensation program has always been and will continue to be a key component in our ability to pay competitive compensation to our employees. The 2025 Plan addresses the dilution from the June 2025 warrants in a targeted manner by only allowing tranche 2, 3 and 4 options to become exercisable to the extent of the exercise of the common stock warrants if those exercises occur (or, as applicable, if the common stock warrants are cancelled upon a non-dilutive financing pursuant to their terms).

Aligns with Our Pay-for-Performance Compensation Philosophy. In addition to the vesting conditions of options granted under the 2025 Plan, our board of directors believes that options are inherently tied to the value of our stock, which aligns with our pay-for-performance compensation philosophy. As the value of our common stock appreciates, our employees receive greater compensation at the same time that our stockholders are receiving a greater return on their investment. Conversely, if the stock price does not appreciate following the grant of options, our employees will not receive any compensation in respect of the options.

Aligns Employee Interests with Stockholder Interests. Providing our employees with compensation in the form of stock options under the 2025 Plan directly aligns the interests of those employees with the interests of our stockholders. As the tranches of common stock warrants are exercised, and the tranche 2, 3 and 4 stock options vest as a result, we will receive the exercise price of those common stock warrants, providing additional funding for us to pursue our development and business goals (or, as applicable, the common stock warrants will have been cancelled in connection with a non-dilutive financing), which would benefit stockholders and should correspondingly benefit employees. Importantly, if the common stock warrants are not exercised (other than as a result of the cancellation of the Series B warrants and/or Series C warrants due to a non-dilutive financing, as applicable), the corresponding tranche 2, 3 and/or 4 stock options will terminate and the shares subject to such stock options will not return to the 2025 Plan and will not be available for the grant of new stock options.

Consistent with Stockholder Interests and Sound Corporate Governance. As described under the heading “Highlights of the 2025 Plan” and more thoroughly below, the 2025 Plan was purposefully designed to include features that are consistent with the interests of our stockholders and sound corporate governance practices.

Equity Compensation Plan Information

For more information on our equity compensation plans, please see the section titled “Securities Authorized For Issuance under Equity Compensation Plans” contained elsewhere in this proxy statement.

Registration Statement

If this proposal is approved by our stockholders, we intend to register the additional shares reserved for issuance under the 2025 Plan by filing a Registration Statement on Form S-8 as soon as practicable following such approval.

Description of the 2025 Plan

The following is a brief summary of the 2025 Plan, a copy of which is attached as Appendix A to this proxy statement. References to the board of directors in this summary shall include the compensation committee or any similar committee or sub-committee or the delegated persons (as described below) to the extent that our board of directors’ powers or authority under the 2025 Plan have been delegated to such committee or delegated persons, in accordance with the 2025 Plan.

For purposes of this proposal and except where the context otherwise requires, the term “Company” and similar terms shall include us and any of our present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code and any other business venture (including, without limitation, joint venture or limited liability company) in which we have a controlling interest, as determined by the board of directors.

Types of Awards; Shares Available for Awards; Share Counting Rules

The 2025 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code and nonstatutory stock options, which we refer to, collectively, as stock options.

Subject to adjustment in the event of stock splits, stock dividends and other similar events, options may be made under the 2025 Plan (any or all of which may be in the form of incentive stock options) for up to 32.0 million shares of common stock (subject to adjustment in the event of stock splits, stock dividends and other similar events), which are divided equally into four tranches of 8.0 million shares of common stock (subject to adjustment in the event of stock splits, stock dividends and other similar events), with each tranche having the vesting terms described below. Shares of common stock issued under the 2025 Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

If the common stock warrants are not exercised, then shares covered by the corresponding tranche 2, 3 and/or 4 stock options that expire without vesting will not again be available for the grant of stock options under the 2025 Plan. If stock options granted under the 2025 Plan otherwise expire or are terminated, surrendered or cancelled without being exercised or result in shares not being issued, the shares subject to such stock options will again be available for the grant of options under the 2025 Plan, in the case of incentive stock options, to any limitations under the Code. Shares of common stock that are delivered (by actual delivery, attestation, or net exercise) to us by a participant to purchase shares of common stock upon exercise of a stock option or to satisfy tax withholding obligations (including shares retained from the stock option creating the tax obligation) will not be added back to the number of shares available for the future grant of options under the 2025 Plan. Shares repurchased by us on the open market using proceeds from the exercise of a stock option will not increase the number of shares available for future grant of options under the 2025 Plan.

In connection with a merger or consolidation of an entity with us or our acquisition of property or stock of an entity, our board of directors may grant stock options under the 2025 Plan in substitution for any stock options or other stock or stock-based awards granted by such entity or an affiliate thereof on such terms as our board of directors determines appropriate in the circumstances, notwithstanding any limitation on options contained in the 2025 Plan. No such substitute options shall count against the overall share limit contained in the 2025 Plan, except as required by reason of Section 422 and related provisions of the Code.

Description of Stock Options

General. A participant who is awarded a stock option receives the right to purchase a specified number of shares of common stock at a specified exercise price and subject to the other terms and conditions that are specified in connection with the award agreement. A stock option that is not intended to be an “incentive stock option” is a “nonstatutory stock option.” The contingent stock options have an exercise price equal to $0.841 which is the greater of (i) $0.75 per share (subject to adjustment in the event of stock splits, stock dividends and other similar events), referred to as the minimum price, and (ii) 100% of the fair market value of our common stock on the date the contingent stock options were granted. Any stock options that are subsequently granted under the 2025 Plan may not be granted at an exercise price that is less than the greater of (i) the minimum price, and (ii) 100% of the fair market value of our common stock on the date of grant. Under present law, incentive stock options may not be granted at an exercise price less than 110% of the fair market value in the case of stock options granted to participants who hold more than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries. Under the terms of the 2025 Plan, stock options may not be granted for a term in excess of ten years (and, under present law, five years in the case of incentive stock options granted to participants who hold greater than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries).

The 2025 Plan permits participants to pay the exercise price of stock options using one or more of the following manners of payment: (i) payment by cash or by check, (ii) except as may otherwise be provided in the applicable award agreement or approved by our board of directors, in connection with a “cashless exercise” through a broker, (iii) to the extent provided in the applicable stock option agreement or approved by our board of directors, and subject to certain conditions, by delivery to us (either by actual delivery or attestation) of shares of common stock owned by the participant valued at their fair market value, (iv) to the extent provided in an applicable nonstatutory stock option award agreement or approved by our board of directors, by delivery of a notice of “net exercise” as a result of which we will retain a number of shares of common stock otherwise issuable pursuant to the stock options equal to the aggregate exercise price for the portion of the stock option being exercised divided by the fair market value of our common stock on the date of exercise, (v) to the extent permitted by applicable law and provided for in the applicable award agreement or approved by our board of directors, by any other lawful means, or (vi) by any combination of these forms of payment. No stock options granted under the 2025 Plan may contain a provision entitling the participant to the automatic grant of additional stock options in connection with any exercise of the original stock option. No stock options granted under the 2025 Plan may provide for the payment or accrual of dividend equivalents.

Limitation on Repricing of Stock Options. Unless such action is approved by our stockholders or otherwise permitted under the terms of the 2025 Plan in connection with certain changes in capitalization and reorganization events, we may not (i) amend any outstanding stock options granted under the 2025 Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding stock options, (ii) cancel any outstanding option (whether or not granted under the 2025 Plan) and grant in substitution therefor new stock options under the 2025 Plan (other than certain substitute stock options issued in connection with a merger or consolidation of an entity with us or an acquisition by us, described above) covering the same or a different number of shares of our common stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (iii) cancel in exchange for a cash payment any outstanding stock option with an exercise price per share above the then-current fair market value of our common stock, or (iv) take any other action under the 2025 Plan that constitutes a “repricing” within the meaning of the rules of The Nasdaq Stock Market or any other exchange or marketplace on which our stock is listed or traded.

Vesting. The tranche 1 stock options vest in equal monthly installments over the three-year period following the date of the special meeting, subject in each case to the participant’s continued performance of services to us on each applicable vesting date.

Subject at all times to the participant’s continued service to us, the tranche 2, 3 and 4 stock options vest in three equal installments with one-third of such stock options vesting on the date of achievement of an applicable vesting condition and the remaining two-thirds of the stock options vesting in equal annual installments on each of the subsequent two anniversaries thereafter.

Set forth below are the applicable vesting conditions for the tranche 2, 3 and 4 stock options:

•

Tranche 2 Stock Options: The tranche 2 vesting condition will be achieved with respect to the portion of tranche 2 options that equals the percentage of the Series A warrants that are exercised by December 31 of each of 2025, 2026, 2027, 2028, and 2029 and on June 30, 2030. Each of these dates is referred to as a tranche 2 measurement date. If in connection with a change in control (as defined below) the company or a successor entity (as defined in the Series A warrants) purchases the unexercised portions of any Series A warrants for the Black Scholes value (as defined in the Series A warrants) at the election of the holders thereof in connection with the change in control, such Series A warrants shall be deemed to have been exercised in respect of such repurchased unexercised portions as of the date of the change in control and the date of the change in control shall be deemed to be a tranche 2 measurement date.

•

Tranche 3 Stock Options: The tranche 3 vesting condition will be achieved with respect to the portion of tranche 3 options that equals the percentage of the Series B warrants that are exercised and/or cancelled due to the receipt by us of non-dilutive capital (as defined in the Series B warrants) by December 31, 2025, which we refer to as the tranche 3 measurement date.

•

Tranche 4 Stock Options: The tranche 4 vesting condition will be achieved with respect to the portion of tranche 4 options that equals the percentage of the Series C warrants that are exercised and/or cancelled due to the receipt by us of non-dilutive capital (as defined in the Series C warrants) by December 31, 2026, which we refer to as the tranche 4 measurement date.

We refer to each of tranche 2 measurement dates, tranche 3 measurement date and tranche 4 measurement date as a measurement date in this proxy statement.

Service-based vesting of stock options is subject to acceleration in connection with the death or disability of the participant, as well as in connection with certain terminations within 12 months following a change in control of us, as described below.

Eligibility to Receive Stock Options

All of our employees, including officers, are eligible to receive stock options under the 2025 Plan. However, incentive stock options may only be granted to our employees, employees of our present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and employees of any other entities the employees of which are eligible to receive incentive stock options under the Code.

As of October 9, 2025, approximately 76 persons were eligible to receive stock options under the 2025 Plan, including four executive officers and 72 employees (excluding executive officers).

On October 9, 2025, the last reported sale price of our common stock on The Nasdaq Stock Market was $0.8383.

Transferability of Stock Options

Stock options issued under the 2025 Plan may not be sold, assigned, transferred, pledged or otherwise encumbered by a participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, stock options are exercisable only by the participant. However, except with respect to incentive stock options, our board of directors may permit or provide in a stock option for the gratuitous transfer of stock options by the participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the participant and/or an immediate family member thereof if we would be eligible to use a Form S-8 under the Securities Act of 1933, as amended, for the registration of the sale of the common stock subject to such stock option to the proposed transferee. Further, we are not required to recognize any such permitted transfer until such time as the permitted transferee has, as a condition to the transfer, delivered to us a written instrument in form and substance satisfactory to us confirming that such transferee will be bound by all of the terms and conditions of the stock option. None of the restrictions described in this paragraph prohibit a transfer from the participant to Xilio.

No Rights as a Stockholder

No participant or designated beneficiary shall have any rights as a stockholder with respect to any shares of common stock to be distributed with respect to a stock option granted under the 2025 Plan until becoming a record holder of such shares, subject to the terms of a stock option agreement.

Clawback

In accepting a stock option under the 2025 Plan, a participant agrees to be bound by any clawback policy that Xilio has in effect or may adopt in the future, including without limitation the Xilio Therapeutics, Inc. Executive Compensation Clawback Policy. A participant further agrees to promptly take any action necessary to effectuate any forfeiture or reimbursement that may be required by such clawback policy.

New Plan Benefits Table

The granting of stock option awards under the 2025 Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group, other than as set forth in the table below and in the table under “—Contingent Stock Options” above. The contingent stock options detailed in the table below and in the table under “—Contingent Stock Options” above were granted on October 8, 2025, subject to stockholder approval of the 2025 Plan. With respect to the number of shares disclosed in the table below as subject to contingent stock options, the shares are divided equally between tranche 1, 2, 3 and 4 stock options.

Xilio Therapeutics, Inc. 2025 Stock Incentive Plan

Name and Position	Number of Shares Subject to Contingent Stock Options for Each Tranche	Total Number of Shares Subject to Contingent Stock Options
René Russo, Pharm.D. President and Chief Executive Officer	2,075,000	8,300,000
Christopher Frankenfield Chief Financial and Operating Officer	925,000	3,700,000
Katarina Luptakova, M.D. Chief Medical Officer	625,000	2,500,000
All current executive officers as a group	3,756,700	15,026,800
All current directors who are not executive officers as a group	—	—
All employees who are not executive officers as a group	4,243,300	16,973,200

Administration

The 2025 Plan will be administered by our board of directors. Our board of directors has the authority to grant stock options and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2025 Plan that it deems advisable and to construe and interpret the provisions of the 2025 Plan and any stock option agreements entered into under the 2025 Plan. Our board of directors may correct any defect, supply any omission or reconcile any inconsistency in the 2025 Plan or any stock option. All actions and decisions by our board of directors with respect to the 2025 Plan and any stock options made under the 2025 Plan will be made in our board of directors’ discretion and will be final and binding on all persons having or claiming any interest in the 2025 Plan or in any stock option.

Pursuant to the terms of the 2025 Plan, our board of directors may delegate any or all of its powers under the 2025 Plan to one or more committees or subcommittees of our board of directors. The board of directors has authorized the compensation committee to administer the 2025 Plan.

Subject to any requirements of applicable law, the board of directors may, by resolution, delegate to one or more persons (including officers) or bodies (we refer to such persons or bodies as delegated persons) the power to grant stock options (subject to any limitations under the 2025 Plan) to eligible employees of Xilio and to exercise such other powers under the 2025 Plan as the board of directors may determine, provided that the board of directors shall fix (i) the maximum number of stock options, and the maximum number of shares issuable upon exercise thereof, that may be issued by such delegated persons, (ii) the time period during which such stock options, and during which the shares issuable upon exercise thereof, may be issued, and (iii) the minimum amount of consideration (if any) to be received by Xilio or its subsidiaries for which such stock options may be issued, and a minimum amount of consideration for the shares issuable upon exercise thereof; and provided further that (x) no delegated person shall be authorized to grant stock options to itself, and (y) no delegated person shall be authorized to grant options to any “executive officer” (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended, or the Exchange Act), or to any “officer” (as defined by Rule 16a-1(f) under the Exchange Act).

Subject to applicable limitations contained in the 2025 Plan, the board of directors, the compensation committee, or any other committee or subcommittee or delegated person to whom the board of directors has delegated authority pursuant to the 2025 Plan, as the case may be, selects the recipients of stock options and determines

(i) the number of shares of common stock covered by stock options and the terms and conditions of such stock options, including the dates upon which such stock options become exercisable or otherwise vest, (ii) the exercise price of the stock options and (iii) the duration of stock options.

Except as otherwise provided in the 2025 Plan, each stock option under the 2025 Plan may be made alone or in addition or in relation to any other stock option. The terms of each stock option need not be identical, and our board of directors need not treat participants uniformly. Our board of directors will determine the effect on an stock option of the disability, death, termination or other cessation of employment or service, authorized leave of absence or other change in the employment or other service status of a participant, and the extent to which, and the period during which, the participant (or the participant’s legal representative, conservator, guardian or designated beneficiary) may exercise rights or receive any benefits under an stock option.

The board of directors may at any time provide that any stock option shall become immediately exercisable in whole or in part, free from some or all restrictions or conditions or otherwise realizable in whole or in part, as the case may be.

In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our common stock, other than an ordinary cash dividend, we are required to make equitable adjustments (or make substituted stock options, as applicable), in the manner determined by our board of directors, to (i) the number and class of shares available under the 2025 Plan, (ii) the share counting rules set forth in the 2025 Plan, (iii) the number and class of shares subject to each outstanding stock option and the exercise, or purchase price and any other per share related provisions of shares subject to each outstanding stock option, and (iv) any performance goals applicable to an stock option. In the event we effect a split of our common stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding stock option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then a participant who exercises an stock option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of common stock acquired upon such stock option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

We will indemnify and hold harmless each director, officer, employee or agent to whom any duty or power relating to the administration or interpretation of the 2025 Plan has been or will be delegated against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the approval of our board of directors) arising out of any act or omission to act concerning the 2025 Plan unless arising out of such person’s own fraud or bad faith.

Amendment of Awards. Except as otherwise provided under the 2025 Plan with respect to repricing outstanding stock options and with respect to actions requiring stockholder approval, our board of directors may amend, modify or terminate any outstanding stock option, including but not limited to, changing the date of exercise or realization, and converting an incentive stock option to a nonstatutory stock option, provided that the participant’s consent to any such action will be required unless our board of directors determines that the action, taking into account any related action, does not materially and adversely affect the participant’s rights under the 2025 Plan or the change is otherwise permitted under the terms of the 2025 Plan in connection with certain corporate events.

Reorganization Events

The 2025 Plan contains provisions addressing the consequences of any reorganization event. A reorganization event is defined under the 2025 Plan as (i) any merger or consolidation of us with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled, (ii) any transfer or disposition of all of our common stock for cash, securities or other property pursuant to a share exchange or other transaction or (iii) our liquidation or dissolution.

Provisions Applicable to Stock Options. Under the 2025 Plan, if a reorganization event occurs, our board of directors may take any one or more of the following actions as to all or any (or any portion of) outstanding stock options on such terms as our board of directors determines (except to the extent specifically provided otherwise in an applicable option agreement, another agreement between a participant and us, or another company plan): (i) provide that such stock options shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a participant, provide that all unvested stock options will be forfeited immediately before the reorganization event and/or that all unexercised stock options will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding stock options shall become exercisable, realizable, or deliverable, or restrictions applicable to an stock option shall lapse, in whole or in part prior to or upon such reorganization event, (iv) make or provide for a payment in such form (which may include, without limitation, cash, cash equivalents and/or securities of the acquiring or succeeding corporation (or an affiliate thereof)) as may be determined by our board of directors to participants with respect to each stock option held by a participant equal in value to (I) the number of shares of our common stock subject to the vested portion of the stock option (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (II) the excess, if any, of (A) the amount of cash and/or value, as determined by our board of directors, of any non-cash consideration per share of common stock to be received by holders of common stock as a result of the reorganization event, or the acquisition price, over (B) the exercise price of such stock option and any applicable tax withholdings, in exchange for the termination of such stock option, provided, that any escrow, holdback, earn out or similar provisions in the definitive agreement governing the reorganization event may (as determined by our board of directors) apply to such payments to the same extent and in the same manner as such provisions apply to holders of common stock, and provided further that if the acquisition price does not exceed the exercise price of the stock option, then the stock option will be cancelled without any payment of consideration, (v) provide that, in connection with our liquidation or dissolution, options shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing.

Our board of directors is not obligated to treat all stock options, all stock options held by a participant, or all stock options of the same type, identically. Our board of directors, with reasonable notice to participants holding stock options, may impose a limitation on the ability of these participants to exercise their stock options for the minimum number of days prior to the closing of the reorganization event as is reasonably necessary to facilitate the orderly closing of the reorganization event.

Change in Control Events

In the event of a change in control (as defined in the 2025 Plan), if on or prior to the twelve-month anniversary of the consummation of the change in control, the participant’s service with Xilio or its successor is terminated for good reason (as defined in the 2025 Plan) or is terminated without cause (as defined in the 2025 Plan) by Xilio or its successor:

(i) each tranche 1 stock option held by a participant will become immediately exercisable in full; and

(ii) each tranche 2, 3 and 4 stock option held by a participant shall no longer be subject to time-based vesting requirements and shall be immediately exercisable to the extent any applicable vesting condition (as defined in the 2025 Plan) has been achieved as of the date of such termination and shall continue to be eligible to achieve any applicable vesting condition on any applicable measurement date and, to the extent of any subsequent achievement of a vesting condition on a measurement date, shall be immediately exercisable in respect thereof on such measurement date.

Provisions for Foreign Participants

The board of directors may establish one or more sub-plans under the 2025 Plan to satisfy applicable securities, tax or other laws of various jurisdictions. The board of directors will establish such sub-plans by adopting supplements to the 2025 Plan containing any limitations on the board of director’s discretion under the 2025 Plan and any additional terms and conditions not otherwise inconsistent with the 2025 Plan as the board of directors deems necessary or desirable. All supplements adopted by the board of directors will be deemed to be part of the 2025 Plan, but each supplement will only apply to participants within the affected jurisdiction.

Withholding

The participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before we will deliver stock certificates or otherwise recognize ownership of common stock under an stock option. We may elect to satisfy the withholding obligations through additional withholding on salary or wages. If we elect not to or cannot withhold from other compensation, the participant must pay us the full amount, if any, required for withholding or have a broker tender to us cash equal to the withholding obligations. Payment of withholding obligations is due before we will issue any shares on exercise, vesting or release from forfeiture of an stock option or at the same time as payment of the exercise or purchase price, unless we determine otherwise. If provided for in a stock option or approved by the board of directors, a participant may satisfy the tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of common stock, including shares retained from the stock option creating the tax obligation, valued at their fair market value. However, except as otherwise provided by the board of directors, the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed our minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that we are able to retain shares of common stock having a fair market value that exceeds the statutory minimum applicable withholding tax without financial accounting implications or we are withholding in a jurisdiction that does not have a statutory minimum withholding tax, we may retain such number of shares (up to the number of shares having a fair market value equal to the maximum individual statutory rate of tax) as we shall determine to be necessary to satisfy the tax liability associated with any option. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

Amendment or Termination

No stock option may be granted under the 2025 Plan after the expiration of 10 years after the effective date, which is the date stockholders approve the 2025 Plan, but stock options previously granted may extend beyond that date. Our board of directors may amend, suspend or terminate the 2025 Plan or any portion of the 2025 Plan at any time, except that (i) no amendment may be made to the plan to permit an stock option to be repriced without stockholder approval and (ii) no amendment that would require stockholder approval under the rules of the national securities exchange on which we maintain our primary listing may be made effective unless and until such amendment has been approved by our stockholders. If at any time the approval of our stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to incentive stock options, our board of directors may not effect such modification or amendment without such approval.

Unless otherwise specified in the amendment, any amendment to the 2025 Plan adopted in accordance with the procedures described above will apply to, and be binding on the holders of, all stock options outstanding under the 2025 Plan at the time the amendment is adopted, provided that our board of directors determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of participants under the 2025 Plan. No stock option will be made that is conditioned on stockholder approval of any amendment to the 2025 Plan unless the stock option provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date the stock option was granted and (ii) it may not be exercised or settled (or otherwise result in the issuance of shares of our common stock) prior to the receipt of such stockholder approval.

If stockholders do not approve the 2025 Plan, the 2025 Plan will not go into effect, and the contingent stock options will automatically terminate as of the date of the special meeting. In this event, the board of directors will consider whether to adopt alternative arrangements based on its assessment of our needs.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to options granted under the 2025 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all options are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or our corporate parent or 50% or majority-owned corporate subsidiary at all times beginning with the stock option grant date and ending three months before the date the participant exercises the stock option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the stock option was granted and more than one year after the stock option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the stock option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the stock option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Tax Consequences to Us. There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income, subject to the limitations of Section 162(m) of the Code.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THIS PROPOSAL 2 FOR THE APPROVAL OF THE 2025 STOCK INCENTIVE PLAN.

PROPOSAL 3 – ADJOURNMENT PROPOSAL

Our board of directors believes that if the number of shares of our common stock outstanding and entitled to vote at the special meeting is insufficient to approve Proposal 1 and/or Proposal 2, it is in the best interests of the stockholders to enable our board of directors to continue to seek to obtain a sufficient number of additional votes to approve Proposal 1 and Proposal 2.

In this Proposal 3, we are asking stockholders to authorize the holder of any proxy solicited by our board of directors to vote in favor of adjourning or postponing the special meeting or any adjournment or postponement thereof. If our stockholders approve this Proposal 3, we could adjourn or postpone the special meeting, and any adjourned session of the special meeting, to use the additional time to solicit additional proxies in favor of Proposal 1 and Proposal 2.

Additionally, approval of this Proposal 3 could mean that, in the event we receive proxies indicating that a majority in voting power of the votes to be cast by holders of our common stock will vote against Proposal 1 or Proposal 2, we could adjourn or postpone the special meeting without a vote on Proposal 1 or Proposal 2 and use the additional time to solicit the holders of those shares to change their vote in favor of Proposal or Proposal 2.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THIS PROPOSAL 3 FOR APPROVAL OF AN ADJOURNMENT OF THE SPECIAL MEETING TO A LATER DATE OR DATES, IF NECESSARY OR APPROPRIATE, TO PERMIT FURTHER SOLICITATION AND VOTE OF PROXIES.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Equity Compensation Plan Information

The following table provides information as of December 31, 2024 about the securities authorized for issuance under our equity compensation plans, consisting of the 2020 Plan, the 2021 Plan, the ESPP and the Inducement Plan. Each of the 2020 Plan, the 2021 Plan and the ESPP were approved by our stockholders. The Inducement Plan was first approved by our board of directors in November 2022 for use exclusively in granting equity awards to individuals who were not previously an employee or non-employee director (or following a bona fide period of non-employment), as an inducement material to such individual’s entering into employment with us, pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules. A description of the material terms of the Inducement Plan is included in Note 10 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

	As of December 31, 2024
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights, or upon Vesting of RSUs (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders(2)(3)(4)	8,169,532	$4.21	2,839,310
Equity compensation plans not approved by security holders(5)	164,400	$1.58	610,600
Total	8,333,932	$4.15	3,449,910

(1)	The weighted-average exercise price does not reflect the shares of common stock issuable upon the vesting of outstanding restricted stock units, which have no exercise price.
(2)	Consists of the 2020 Plan, 2021 Plan and ESPP.
(3)

As of December 31, 2024, there were 1,938,102 shares of our common stock reserved for issuance under the 2021 Plan. The number of shares reserved for issuance under the 2021 Plan will be cumulatively increased on January 1 of each calendar year (through January 1, 2031) by 5% of the number of shares of our common stock outstanding on such date or such lesser amount determined by our board of directors. The shares of common stock underlying any awards that are expired, forfeited, canceled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, repurchased or are otherwise terminated by us under the 2021 Plan or the 2020 Plan are added back to the shares of common stock available for issuance under the 2021 Plan. On January 1, 2025, the number of shares reserved for issuance under the 2021 Plan increased by 2,293,405 shares.

(4)

As of December 31, 2024, there were 901,208 shares of our common stock reserved for issuance under the ESPP. The number of shares reserved for issuance under the ESPP will be cumulatively increased on January 1 of each calendar year (through January 1, 2031) by 1% of the number of shares of our common stock outstanding on such date or such lesser amount determined by our board of directors (up to a maximum increase of 584,062 shares of common stock per year). On January 1, 2025, the number of shares reserved for issuance under the ESPP increased by 458,681 shares.

(5)

Consists of shares of common stock reserved for issuance under the Inducement Plan. On March 7, 2025, our board of directors reserved an additional 500,000 shares for issuance under the Inducement Plan.

STOCK OWNERSHIP AND REPORTING

Security Ownership of Certain Beneficial Owners and Management

Unless otherwise provided below, the following table sets forth information with respect to the beneficial ownership of our common stock as of October 1, 2025 by:

•	each person, entity, or group of affiliated persons or entities, who is known to us to be the beneficial owner of 5% or more of the outstanding shares of our common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to stock options or warrants that are currently exercisable or exercisable within 60 days after October 1, 2025 are considered outstanding and beneficially owned by the person or entity holding the stock options or warrants for the purpose of calculating the percentage ownership of that person or entity but not for the purpose of calculating the percentage ownership of any other person or entity. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable.

The column entitled “Percentage of Shares Beneficially Owned (%)” is based on a total of 51,829,013 shares of our common stock outstanding as of October 1, 2025. Except as otherwise set forth below, the address of the beneficial owner is c/o Xilio Therapeutics, Inc., 828 Winter Street, Suite 300, Waltham, Massachusetts 02451. Beneficial ownership representing less than one percent of our outstanding common stock is denoted with an “*.”

Name of Beneficial Owner	Number of Shares Owned	Right to Acquire(1)	Total Shares Owned plus Right to Acquire	Percentage of Shares Beneficially Owned (%)
5 % Stockholders
Gilead Sciences, Inc.(2)	9,105,451	1,508,493	10,613,944	19.90%
GKCC, LLC(3)	7,000,000	—	7,000,000	13.51%
Associates of Frazier Life Sciences Management, L.P.(4)	—	5,752,381	5,752,381	9.99%
Logos Capital Management(5)	—	5,752,381	5,752,381	9.99%
Affiliates of Point72 Associates, LLC(6)	—	5,752,381	5,752,381	9.99%
Entities affiliated with Bain Capital Life Sciences Investors, LLC(7)	2,805,413	2,635,602	5,441,015	9.99%
Adar1 Capital Management(8)	—	5,334,000	5,334,000	9.33%
AbbVie Inc.(9)	4,347,826	—	4,347,826	8.39%
StemPoint Capital(10)	—	4,000,000	4,000,000	7.16%
Named Executive Officers and Directors
René Russo, Pharm.D.	244,883	2,667,926	2,912,809	5.34%
Christopher Frankenfield	12,421	918,712	931,133	1.77%
Katarina Luptakova, M.D.	16,625	242,285	258,910	*
Akintunde Bello, Ph.D.	—	—	—	*
Sara M. Bonstein	—	104,613	104,613	*
Aoife Brennan, M.D.	—	16,666	16,666	*

Name of Beneficial Owner	Number of Shares Owned	Right to Acquire(1)	Total Shares Owned plus Right to Acquire	Percentage of Shares Beneficially Owned (%)
Paul J. Clancy	—	219,095	219,095	*
Daniel Curran, M.D.	—	25,000	25,000	*
Robert Ross, M.D.	—	64,600	64,600	*
Christina Rossi	—	104,613	104,613	*
James Shannon, M.D.	—	16,666	16,666	*
Yuan Xu, Ph.D.	—	77,800	77,800	*
All executive officers and directors as a group (13 persons)(11)	277,126	4,569,496	4,846,622	8.59%

(1)

Consists of shares of our common stock that may be acquired upon the exercise of stock options, prefunded warrants and Series B warrants to purchase shares of our common stock, in each case, that are exercisable on or within 60 days of October 1, 2025.

(2)

Based on a Schedule 13G/A filed by Gilead Sciences, Inc., or Gilead, on August 14, 2025, reporting beneficial ownership as of June 30, 2025 and our warrant records. Consists of (a) 9,105,451 shares of common stock and (b) 1,508,493 shares of common stock underlying prefunded warrants exercisable within 60 days of October 1, 2025. Excludes 35,136,773 shares of common stock underlying prefunded warrants and Series B warrants held by Gilead exercisable within 60 days of October 1, 2025. The prefunded warrants and Series B warrants may not be exercised to the extent that Gilead would beneficially own more than 19.9% of our shares of outstanding common stock after giving effect to such exercise. The address for Gilead is 333 Lakeside Drive, Foster City, California 94404.

(3)

Based solely on a Schedule 13G filed by GKCC, LLC, on September 27, 2024, reporting beneficial ownership as of June 7, 2024. Consists of shares of common stock held by GKCC, LLC and beneficially owned by GKCC, LLC and Yekaterina Chudnovsky, who is the sole member and manager of GKCC, LLC. Each of GKCC, LLC and Yekaterina Chudnovsky has sole voting and dispositive power over the shares of common stock. The address for GKCC, LLC and Yekaterina Chudnovsky is 501 Silverside Road, Suite 87AVA, Wilmington, DE 19809.

(4)

Based on a Schedule 13G/A filed by certain persons and entities associated with Frazier Life Sciences Management, L.P., or Frazier, reporting beneficial ownership as of June 30, 2025 and our warrant records. Consists of 5,752,381 shares of common stock underlying prefunded warrants and Series B warrants held by Frazier exercisable within 60 days of October 1, 2025. Excludes 20,917,619 shares of common stock underlying prefunded warrants and Series B warrants exercisable by Frazier within 60 days of October 1, 2025 because such warrants may not be exercised to the extent that Frazier would beneficially own more than 9.99% of our shares of outstanding common stock after giving effect to such exercise. The address for Frazier is c/o Frazier Life Sciences Management, L.P., 1001 Page Mill Rd, Building 4, Suite B, Palo Alto, CA 94304.

(5)

Consists of 5,752,381 shares of common stock underlying prefunded warrants and Series B warrants held by Logos Opportunities Fund IV LP, or Logos Capital, exercisable within 60 days of October 1, 2025. Excludes 7,582,619 shares of common stock underlying prefunded warrants and Series B warrants that are exercisable within 60 days of October 1, 2025 because such warrants may not be exercised to the extent that Logos Capital would beneficially own more than 9.99% of our shares of outstanding common stock after giving effect to such exercise.

(6)

Based on a Schedule 13G filed by affiliates of Point72 Associates, LLC on June 17, 2025, reporting beneficial ownership as of June 5, 2025 and our warrant records. Consists of 5,752,381 shares of common stock underlying prefunded warrants and Series B warrants that are exercisable within 60 days of October 1, 2025. Excludes prefunded warrants and Series B warrants to purchase an additional 2,247,619 shares of common stock that are exercisable within 60 days of October 1, 2025 because such warrants may not be exercised to the extent that reporting persons would beneficially own more than 9.99% of our shares of outstanding common stock after giving effect to such exercise. The address for the reporting persons is 72 Cummings Point Road, Stamford, CT 06902.
(7)

Based solely on a Schedule 13G/A filed by Bain Capital Life Sciences Fund II, L.P., on November 14, 2024, reporting beneficial ownership as of September 30, 2024. Consists of (i) 1,348,682 shares of common stock held by Bain Capital Life Sciences Fund II, L.P., or BCLS II, (ii) 1,292,469 shares of common stock held by BCLS II Investco, LP, or BCLS II Investco, (iii) 164,262 shares of common stock held by BCIP Life Sciences Associates, LP, or BCIPLS, and, together with BCLS II and BCLS II Investco, the Bain Capital Life Sciences Entities and (iv) prefunded warrants to purchase up to 2,635,602 shares of common stock held by BCLS II Equity Opportunities, LP, or BCLS II Equity, and excludes prefunded warrants to purchase an additional 12,991,839 shares of common stock. The prefunded warrants may not be exercised to the extent that the holder (together with its affiliates) would beneficially own more than 9.99% of our shares of outstanding common stock after giving effect to such exercise. BCLS II has shared voting and dispositive power over all shares held by the Bain Capital Life Science Entities, and each of the other Bain Life Sciences Entities shares voting and dispositive power over the shares it holds with BCLS II. The address of Bain Capital Life Sciences Entities is c/o Bain Capital Life Sciences, LP, 200 Clarendon Street, Boston, MA 02116.

(8)

Consists of (a) 4,581,906 shares of common stock underlying prefunded warrants and Series B warrants held by Adar1 Partners, LP, or Adar1, exercisable within 60 days of October 1, 2025 and (b) 752,094 shares of common stock underlying prefunded warrants and Series B warrants held by Spearhead Insurance Solutions IDF, LLC, an affiliate of Adar1, exercisable within 60 days of October 1, 2025.

(9)

Based solely on a Schedule 13G filed by AbbVie Inc., or AbbVie, on February 18, 2025, reporting beneficial ownership as of February 11, 2025. Consists of shares of common stock held by and beneficially owned by AbbVie. AbbVie has sole voting and dispositive power over the shares of common stock. The address of AbbVie is 1 North Waukegan Road, North Chicago, Illinois, 60064-6400.

(10)	Consists of 4,000,000 shares of common stock underlying prefunded warrants and Series B warrants held by StemPoint Capital Master Fund LP exercisable within 60 days of October 1, 2025.
(11)	Consists of (a) 277,126 shares of common stock and (b) 4,569,496 shares of common stock underlying stock options exercisable within 60 days of October 1, 2025.

STOCKHOLDERS SHARING THE SAME ADDRESS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy materials, including the notice of internet availability of proxy materials and proxy statement, may have been sent to multiple stockholders in your household, unless you have requested otherwise. We will promptly deliver a separate copy of any of the above documents to you if you write or call us at Xilio Therapeutics, Inc., 828 Winter Street, Suite 300, Waltham, Massachusetts 02451, Attention: Corporate Secretary, telephone: (857) 524-2466, e-mail: investors@xiliotx.com. If you would like to receive separate copies of the notice of internet availability of proxy materials and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address, phone number or e-mail.

STOCKHOLDER PROPOSALS FOR OUR 2026 ANNUAL MEETING

As previously discussed in our proxy statement filed with the SEC on April 28, 2025, a stockholder who would like to have a proposal considered for inclusion in our 2026 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 29, 2025. However, if the date of the 2026 annual meeting of stockholders is changed by more than 30 days from the first anniversary of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2026 annual meeting of stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Xilio Therapeutics, Inc., 828 Winter Street, Suite 300, Waltham, Massachusetts 02451, Attention: Corporate Secretary.

If a stockholder wishes to propose a nominee for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement, the nominating stockholder must comply with the advance notice procedure set forth in our bylaws and the additional requirements and procedures outlined in Rule 14a-19 of the Exchange Act. Stockholders at an annual meeting may only consider proposals or nominations (i) specified in the notice of meeting or (ii) brought before the meeting (a) by or at the direction of the board of directors or (b) by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has complied with the procedures in our bylaws and timely delivered to our corporate secretary notice in proper form of the stockholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, for stockholder proposals to be brought before the 2026 annual meeting of stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than February 10, 2026 and no later than March 12, 2026. However, in the event that the date of the 2026 annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.

In addition to satisfying the foregoing requirements, to comply with the SEC’s universal proxy rule, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees in compliance with Rule 14a-19 under the Exchange Act must comply with the additional requirements of Rule 14a-19(b), including providing notice of such proxy solicitation. Such notice must be provided by no later than March 12, 2026; however, if the date of our 2026 annual meeting of stockholders changes by more than 30 calendar days from the first anniversary of our 2025 annual meeting of stockholders, then such notice must be provided by the later of 60 calendar days prior to the date of the 2026 annual meeting of stockholders or the 10th calendar day following our public announcement of the date of the 2026 annual meeting of stockholders.

OTHER MATTERS

As of the date of this proxy statement, we do not know of any other matters to be brought before the special meeting. However, if any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

INCORPORATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available to the public at the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information contained directly in this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 11, 2025;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025 and June 30, 2025, filed with the SEC on May 8, 2025 and August 14, 2025, respectively;

•

our Current Reports on Form 8-K filed with the SEC on January 21, 2025, February  12, 2025, March  11, 2025, March  11, 2025, April  8, 2025, May  8, 2025, June  2, 2025, June  3, 2025, June  10, 2025, June  12, 2025, August  14, 2025, August  28, 2025, September  9, 2025 and October 3, 2025 (in each of the foregoing cases, excluding any current reports, or portions thereof, exhibits thereto or information therein that are “furnished” to the SEC).

In addition, we are incorporating by reference any documents it may file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this document and prior to the date of the special meeting. However, we are not incorporating by reference any information that is “furnished” to the SEC. These subsequent filings with the SEC will automatically modify and supersede information in this proxy statement.

If requested, we will provide to each person, including any beneficial owner, to whom a proxy statement is delivered, a copy of any or all of the information that has been incorporated by reference in the proxy statement but not delivered with the proxy statement. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents.

To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

Xilio Therapeutics, Inc.

828 Winter Street, Suite 300

Waltham, MA 02451

(857) 524-2466

APPENDIX A – XILIO THERAPEUTICS, INC. 2025 STOCK INCENTIVE PLAN

XILIO THERAPEUTICS, INC.

2025 STOCK INCENTIVE PLAN

1.	Purpose

The purpose of this 2025 Stock Incentive Plan (the “Plan”) of Xilio Therapeutics, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, including officers, are eligible to be granted Options (as defined below) under the Plan. Each person who is granted an Option under the Plan is deemed a “Participant.” Except as otherwise provided by the Plan, each Option may be made alone or in addition or in relation to any other Option. The terms of each Option need not be identical, and the Board need not treat Participants uniformly.

3.	Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Options and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Option agreements entered into under the Plan in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expedience. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option. All actions and decisions by the Board with respect to the Plan and any Options shall be made in the Board’s discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Option.

(b) Appointment of Board Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board (or the Delegated Persons referred to in Section 3(c)) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee (or such Delegated Persons).

(c) Delegation to Delegated Persons. Subject to any requirements of applicable law (including as applicable Sections 152(b) and 157(c) of the General Corporation Law of the State of Delaware), the Board may, by resolution, delegate to one or more persons (including officers of the Company) or bodies (such persons or bodies, the “Delegated Persons”) the power to grant Options (subject to any limitations under the Plan) to eligible employees of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix: (i) the maximum number of shares that may be issued pursuant to such resolution (which number shall include, for the avoidance of doubt, the maximum number of shares issuable upon exercise of Options), (ii) the time period during which such Options, and during which the shares issuable upon exercise thereof, may be issued, and (iii) the minimum consideration (if any) for which such Options may be issued, and the minimum consideration for the shares issuable upon exercise thereof; and provided further, that no Delegated Person shall be authorized to grant Options to itself; and provided further, that no Delegated Person shall be authorized to grant Options to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1(f) under the Exchange Act).

4.	Stock Available for Options

(a) Number of Shares; Share Counting.

(1) Authorized Number of Shares. Subject to adjustment under Section 6, Options may be made under the Plan (any or all of which Options may be in the form of Incentive Stock Options, as defined in Section 5(b)) for up to 32,000,000 shares of common stock, $0.0001 par value per share, of the Company (the “Common Stock”), which shall be divided equally into four tranches (each, a “Tranche”) of 8,000,000 shares of Common Stock, with each such Tranche having the terms set forth below in Section 5. Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(2) Share Counting. For purposes of counting the number of shares available for the grant of Options under the Plan under this Section 4(a):

(A) subject to Section 5(d)(5), if any Option (i) expires or is terminated, surrendered or cancelled without having been fully exercised or is forfeited in whole or in part or (ii) results in any Common Stock not being issued, the unused Common Stock covered by such Option shall again be available for the grant of Options under the Plan; provided, however, that in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code;

(B) shares of Common Stock delivered (either by actual delivery, attestation or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Option or (ii) satisfy tax withholding obligations with respect to Options (including shares retained from the Option creating the tax obligation) shall not be added back to the number of shares available for the future grant of Options; and

(C) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Option shall not increase the number of shares available for future grant of Options.

(b) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the Plan. Substitute Options shall not count against the overall share limit set forth in Section 4(a)(1), except as may be required by reason of Section 422 and related provisions of the Code.

5.	Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as the Board considers necessary or advisable. “Tranche 1 Options”, “Tranche 2 Options”, “Tranche 3 Options” and “Tranche 4 Options” shall each mean, respectively, the Options granted pursuant to Tranche 1, Tranche 2, Tranche 3 and Tranche 4. “Performance Options” shall mean, collectively, the Tranche 2 Options, Tranche 3 Options, and Tranche 4 Options. “Series A Warrants” “Series B Warrants” and “Series C Warrants” shall mean, respectively, the Series A warrants, Series B warrants, and Series C warrants to purchase Common Stock issued by the Company in June 2025.

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Xilio Therapeutics, Inc., any of Xilio Therapeutics, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.” The Company shall have no liability to a Participant, or any other person, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price. The Board shall establish the exercise price of each Option or the formula by which such exercise price will be determined; provided that the exercise price shall not be less than the greater of (A) $0.75 per share (subject to adjustment under Section 6), and (B) 100% of the Grant Date Fair Market Value (as defined below) of the Common Stock on the date the Option is granted. “Grant Date Fair Market Value” of a share of Common Stock for purposes of the Plan will be determined as follows:

(1) if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the date of grant; or

(2) if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices on the date of grant as reported by an over-the-counter marketplace designated by the Board; or

(3) if the Common Stock is not publicly traded, the Board will determine the Grant Date Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Section 409A of the Code or any successor provision thereto, and the regulations thereunder (“Section 409A”), except as the Board may expressly determine otherwise.

For any date that is not a trading day, the Grant Date Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the formulas above adjusted accordingly. The Board can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures, or can use weighted averages either on a daily basis or such longer period, in each case to the extent permitted by Section 409A.

The Board shall determine the Grant Date Fair Market Value for purposes of the Plan, and all Options are conditioned on the Participant’s agreement that the Board’s determination is conclusive and binding even though others might make a different determination. The exercise price shall be specified in the applicable Option agreement.

(d) Vesting of Tranches of Options. The vesting of each of the four Tranches of Options shall be subject in each case to the Participant’s continued performance of services to the Company on each applicable vesting date and on the terms set forth below, or as otherwise permitted by Section 5(d)(5).

(1) Tranche 1 Options. The Tranche 1 Options shall vest in equal monthly installments over the three-year period following the Effective Date (as defined below).

(2) Performance Options. The portion of Performance Options that achieve an applicable Performance Condition (as defined below) on or before an applicable Measurement Date (as defined below) shall vest in three equal installments, with one-third vesting on the applicable Measurement Date, and one-third vesting on each of the subsequent two annual anniversaries of the applicable Measurement Date.

(A) Tranche 2 Options. The “Tranche 2 Performance Condition” shall be achieved with respect to the portion of Tranche 2 Options that equals the percentage of the Series A Warrants exercised by a

Tranche 2 Measurement Date. The “Tranche 2 Measurement Dates” shall be December 31 of each of 2025, 2026, 2027, 2028, and 2029 and June 30, 2030. If in connection with a Change in Control (as defined below) the Company or a Successor Entity (as defined in the Series A Warrants) purchases the unexercised portions of any Series A Warrants for the Black Scholes Value (as defined in the Series A Warrants) at the election of the holders thereof in connection with the Change in Control, such Series A Warrants shall be deemed to have been exercised in respect of such repurchased unexercised portions as of the date of the Change in Control and the date of the Change in Control shall be deemed to be a Tranche 2 Measurement Date.

(B) Tranche 3 Options. The “Tranche 3 Performance Condition” shall be achieved with respect to the portion of Tranche 3 Options equal to the percentage of the Series B Warrants exercised and/or cancelled due to the receipt by the Company of Non-Dilutive Capital (as defined in the Series B Warrants) by the Tranche 3 Measurement Date. The “Tranche 3 Measurement Date” shall be December 31, 2025.

(C) Tranche 4 Options. The “Tranche 4 Performance Condition” shall be achieved with respect to the portion of Tranche 4 Options equal to the percentage of the Series C Warrants exercised and/or cancelled due to the receipt by the Company of Non-Dilutive Capital (as defined in the Series C Warrants) by the Tranche 4 Measurement Date. The “Tranche 4 Measurement Date” shall be December 31, 2026.

(D) Additional Definitions. “Performance Condition” means, individually, any of the Tranche 2 Performance Condition, the Tranche 3 Performance Condition and the Tranche 4 Performance Condition. “Measurement Date” means, individually, any of the Tranche 2 Measurement Dates, the Tranche 3 Measurement Date and the Tranche 4 Measurement Date.

(3) Death and Disability.

(A) Tranche 1 Options. In the event of the death or Disability of a Participant (as defined in Section 22(e)(3) of the Code), the vesting of any Tranche 1 Options held by the Participant shall accelerate and such Options shall be exercisable in full as of the date of such death or Disability.

(B) Performance Options. In the event of the death or Disability of a Participant, any outstanding Performance Options held by the Participant shall (i) remain outstanding and continue to be eligible to achieve any applicable Performance Condition on any applicable Measurement Date and (ii) no longer be subject to time-based vesting requirements, such that such Performance Options shall be immediately exercisable to the extent that any Performance Condition has already been satisfied and, to the extent of any subsequent achievement of a Performance Condition on a Measurement Date, shall be immediately exercisable in respect thereof on such Measurement Date.

(4) Reorganization Events and Changes in Control. The Options shall be subject to the terms of Section 6 of the Plan in the event of a Reorganization Event and/or Change in Control.

(5) Other Vesting Terms. To the extent that any Option is terminated, surrendered or cancelled without having been exercised as a result of the termination of service of a Participant (“Forfeited Options”), the Board may grant a new award of Options (“Replacement Options”) with respect to some or all of the shares of Common Stock subject to the Forfeited Options, with such terms as the Board shall determine. Notwithstanding anything herein to the contrary, to the extent that the Performance Condition applicable to a particular Tranche of Performance Options is not satisfied in full, the portion of the Performance Options that do not satisfy the applicable Performance Condition shall terminate and the shares of Common Stock subject to such Option shall not again become available for the grant of Replacement Options under the Plan.

(e) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify, provided that no Option will be granted with a term in excess of 10 years.

(f) Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic and may be provided to a third party equity plan administrator) approved by the Company, together with payment in full (in the manner specified in Section 5(g)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(g) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as may otherwise be provided in the applicable Option agreement or approved by the Board, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company funds sufficient to pay the exercise price and any required tax withholding;

(3) to the extent provided for in the applicable Option agreement or approved by the Board, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value (valued in the manner determined or approved by the Board), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the fair market value of the Common Stock (valued in the manner determined or approved by the Board) on the date of exercise;

(5) to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, by payment of such other lawful consideration as the Board may determine; or

(6) by any combination of the above permitted forms of payment, to the extent approved by the Board.

(h) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 6): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option; (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Options under the Plan (other than Options granted pursuant to Section 4(b)) covering the same or a different number of shares of Common Stock and having an exercise or measurement price per share lower than the then-current exercise price per share of the cancelled option; (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current fair market value of the Common Stock (valued in the manner determined or approved by the Board); or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the Nasdaq Stock Market or any other exchange or marketplace on which the Company’s stock is listed or traded (the “Exchange”).

(i) No Reload Options. No Option granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.

(j) No Dividend Equivalents. No Option shall provide for the payment or accrual of dividend equivalents.

6.	Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of shares available under the Plan, (ii) the share counting rules set forth in Section 4(a), (iii) the number and class of shares subject to each outstanding Option, and the exercise, measurement or purchase price and any other per-share related provisions of each outstanding Option, and (iv) any performance goals applicable to an Option, shall be equitably adjusted by the Company (or substituted Options may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is canceled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Options.

(A) In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Options on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Option agreement, another agreement between the Company and the Participant or another Company plan):

(i) provide that Options shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);

(ii) upon written notice to a Participant, provide that unvested Options will be forfeited immediately prior to the consummation of such Reorganization Event and/or that unexercised Options will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice;

(iii) provide that Options shall become exercisable, realizable or deliverable, or restrictions applicable to an Option shall lapse, in whole or in part prior to or upon such Reorganization Event;

(iv) make or provide for a payment, in such form (which may include, without limitation, cash, cash equivalents and/or securities of the acquiring or succeeding corporation (or an affiliate thereof)) as may be determined by the Board, to Participants with respect to an Option held by a Participant equal in value to (A) the number of shares of Common Stock subject to the vested portion of the Option (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the amount of cash and/or value, as determined by the Board in its discretion, of any non-cash consideration per share of Common Stock to be received by holders of Common Stock as a result of the Reorganization Event

(the “Acquisition Price”) over (II) the exercise, measurement or purchase price of such Option and any applicable tax withholdings, in exchange for the termination of such Option, provided that any escrow, holdback, earn-out or similar provisions in the definitive agreement governing the Reorganization Event may, as determined by the Board, apply to such payment to the same extent and in the same manner as such provisions apply to holders of Common Stock, and provided further that if the Acquisition Price does not exceed the exercise price of such Option, then the Option shall be canceled without any payment of consideration therefor;

(v) provide that, in connection with a liquidation or dissolution of the Company, Options shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings); and

(vi) any combination of the foregoing.

In taking any of the actions permitted under this Section 6(b)(2)(A), the Board shall not be obligated by the Plan to treat all Options, all Options held by a Participant, or all Options of the same Tranche, identically.

(B) For purposes of Section 6(b)(2)(A)(i), an Option shall be considered assumed if, following consummation of the Reorganization Event, such Option confers the right to purchase or receive pursuant to the terms of such Option, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Option to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(C) The Board may impose a limitation on the ability of Participants holding Options to exercise their Options for the minimum number of days prior to the closing of the Reorganization Event as is reasonably necessary to facilitate the orderly closing of the Reorganization Event. The Company shall provide reasonable notice to Participants of any such limitation on exercise.

(c) Change in Control Events.

(1) Definitions.

(A) “Cause” shall have the meaning set forth in any employment agreement between the Company and the Participant and, if there is no such agreement or no such definition, then Cause shall mean, as determined in good faith by the Board: (i) conduct by the Participant constituting a material act of misconduct in connection with the performance of the Participant’s duties, including, without limitation, misappropriation of funds or property of the Company or any of its subsidiaries or affiliates other than the occasional, customary and de minimis use of company property for personal purposes; (ii) the Participant’s commission of acts satisfying the elements of (A) any felony or (B) a misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (iii) any misconduct by the Participant, regardless of whether or not in the course of the Participant’s employment, that would reasonably be expected to result in material injury or substantial reputational harm to the Company or any of its subsidiaries or affiliates if the Participant were to continue to be employed in the same position; for the avoidance of doubt, a violation of the Company’s policies regarding discrimination, harassment, and retaliation shall constitute Cause pursuant to this clause (iii); (iv) the Participant’s continued non-performance of the Participant’s duties (other than by reason of the Participant’s Disability) which has continued for more than 30 days following written notice of such non-performance from the Company; (v) the Participant’s material breach of any of the provisions contained in any agreement between the Participant and the Company or any of its subsidiaries or affiliates, including any restrictive covenants agreement; or (vi) the Participant’s failure to reasonably cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company to cooperate, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation or the inducement of others to fail to cooperate or to produce documents or other materials in connection with such investigation.

(B) “Change in Control” shall have the meaning set forth in any employment agreement between the Company and the Participant, and, if there is no such agreement or no such definition, then Change in Control shall mean the occurrence of any of the following events, provided that such event or occurrence constitutes a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, as defined in Treasury Regulation §§ 1.409A-3(i)(5)(v), (vi) and (vii): (i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) fifty percent (50%) or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this clause (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition of capital stock of the Company directly from the Company or (2) any acquisition of capital stock of the Company by any entity pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of clause (iii) of this definition; or (ii) a change in the composition of the Board that results in the Continuing Directors (as defined below) no longer constituting a majority of the Board (or, if applicable, the board of directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the Effective Date or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or (iii) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company, or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two (2) conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one (1) or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, fifty percent (50%) or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

(C) “Good Reason” shall have the meaning set forth in any employment agreement between the Company and the Participant and, if there is no such agreement or no such definition, then Good Reason shall mean that the Participant has completed all steps of the Good Reason Process following the occurrence of any of the following events without the Participant’s consent (each, a “Good Reason Condition”): (i) a material diminution of the Participant’s base salary, other than in connection with, and substantially proportionate to, reductions by the Company of the base salaries of all or substantially all similarly situated employees of the Company; (ii) a material diminution in the Participant’s duties, authority or responsibilities; provided, however, that a reduction in authority, duties or responsibilities primarily by virtue of the Company being acquired and made part of a larger entity (whether as a subsidiary, business unit or otherwise) will not constitute Good Reason; (iii) a material change in the geographic location at which the Participant provides services to the Company, such that there is an increase of at least 30 miles of driving distance to such location from the Participant’s principal residence as of such change; or (iv) any material breach by the Company of any written agreement between the Company and the Participant.

(D) “Good Reason Process” consists of the following steps: (i) the Participant reasonably determines in good faith that a Good Reason Condition has occurred; (ii) the Participant notifies the Company in writing of the first occurrence of the Good Reason Condition within 90 days of the first occurrence of such condition; (iii) the Participant cooperates in good faith with the Company’s efforts, for a period of not less than 30 days following such notice (the “Cure Period”), to remedy the Good Reason Condition; (iv) notwithstanding such efforts, the Good Reason Condition continues to exist; and (v) the Participant terminates employment within 90 days after the end of the Cure Period. If the Company cures the Good Reason Condition during the Cure Period, Good Reason shall be deemed not to have occurred.

(2) Consequences of a Change in Control on Options. Notwithstanding the provisions of Section 6(b), in connection with a Change in Control, if on or prior to the twelve (12) month anniversary of the date of the consummation of the Change in Control, the Participant’s service with the Company its successor is terminated for Good Reason by the Participant or is terminated without Cause by the Company or its successor:

(A) Each Tranche 1 Option held by the Participant shall become immediately exercisable in full; and

(B) Each Performance Option held by the Participant shall no longer be subject to time-based vesting requirements and shall be immediately exercisable to the extent any applicable Performance Condition has been achieved as of the date of such termination and shall continue to be eligible to achieve any applicable Performance Condition on any applicable Measurement Date and, to the extent of any subsequent achievement of a Performance Condition on a Measurement Date, shall be immediately exercisable in respect thereof on such Measurement Date.

7.	General Provisions Applicable to Options

(a) Transferability of Options. Options shall not be sold, assigned, transferred, pledged or otherwise encumbered by a Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that, except with respect to Incentive Stock Options, the Board may permit or provide in an Option for the gratuitous transfer of the Option by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act of 1933, as amended, for the registration of the sale of the Common Stock subject to such Option to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Option. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 7(a) shall be deemed to restrict a transfer to the Company.

(b) Documentation. Each Option shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Option may contain terms and conditions in addition to those set forth in the Plan.

(c) Termination of Status. Subject to the terms of the Plan, the Board shall determine the effect on an Option of the disability, death, termination or other cessation of employment or service, authorized leave of absence or other change in the employment or other service status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights, or receive any benefits, under an Option. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.

(d) Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Option. The Company may elect to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Option or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Option or approved by the Board, a Participant may satisfy the tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Option creating the tax obligation, valued at their fair market value (valued in the manner determined or approved by the Company); provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that the Company is able to retain shares of Common Stock having a fair market value (determined or approved by the Company) that exceeds the statutory minimum applicable withholding tax without financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory minimum withholding tax, the Company may retain such number of shares of Common Stock (up to the number of shares having a fair market value equal to the maximum individual statutory rate of tax (determined or approved by the Company)) as the Company shall determine to be necessary to satisfy the tax liability associated with any Option. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(e) Amendment of Options. Except as otherwise provided in Section 5(h), the Board may amend, modify or terminate any outstanding Option, including but not limited to, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 6.

(f) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Option have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the

Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(g) Acceleration. The Board may at any time provide that any Option shall become immediately exercisable in whole or in part, free from some or all restrictions or conditions or otherwise realizable in whole or in part, as the case may be.

8.	Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Option by virtue of the adoption of the Plan, and the grant of an Option shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Option.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Option, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued with respect to an Option until becoming the record holder of such shares.

(c) Clawback. In accepting an Option under the Plan, the Participant agrees to be bound by any clawback policy that the Company has in effect or may adopt in the future, including without limitation Xilio Therapeutics, Inc.’s Executive Compensation Clawback Policy adopted in accordance with stock exchange listing requirements (or any successor policy). The Participant agrees that in the event it is determined in accordance with any such policy that any Option granted under the Plan, any shares of Common Stock issued upon exercise or settlement thereof (including securities or other property received therefor), or any other proceeds from the exercise or settlement of such Option or the sale of such shares of Common Stock or any other compensation subject to such policy must be forfeited or reimbursed to the Company, the Participant will promptly take any action necessary to effectuate such forfeiture and/or reimbursement as determined by the Company.

(d) Effective Date and Term of Plan. The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). No Options shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Options previously granted may extend beyond that date.

(e) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided no amendment that would require stockholder approval under the rules of the national securities exchange on which the Company then maintains its primary listing will be effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 8(e) shall apply to, and be binding on the holders of, all Options outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Option shall be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Option provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (ii) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.

(f) Authorization of Sub-Plans (including for Grants to non-U.S. Employees). The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(g) Compliance with Section 409A. If and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant in connection with such Participant’s employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Option) agrees to be bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A) (the “New Payment Date”), except as Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A but do not to satisfy the conditions of that section.

(h) Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument such individual executes in the capacity of a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

(i) Governing Law. The provisions of the Plan and all Options made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

XILIO THERAPEUTICS, INC. 828 WINTER STREET, SUITE 300 WALTHAM, MA 02451 VOTE BY INTERNET Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on November 20, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/XLO2025SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on November 20, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxies submitted by mail must be received by Broadridge Financial Solutions, Inc. no later than November 20, 2025. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V80542-S22871 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY XILIO THERAPEUTICS, INC. The Board of Directors recommends voting FOR Proposals 1, 2 and 3. For Against Abstain 1. To approve a one-time repricing of certain outstanding employee stock options. ! ! ! 2. To approve the Xilio Therapeutics, Inc. 2025 Stock Incentive Plan. ! ! ! 3. To approve an adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies ! ! ! in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposal 1 and/or Proposal 2. Note: The proxies are authorized to vote, in their discretion, on any other business as may properly come before the Special Meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice of Meeting and the Proxy Statement are available at www.proxyvote.com. V80543-S22871 XILIO THERAPEUTICS, INC. Special Meeting of Stockholders November 21, 2025 11:00 AM ET This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) René Russo and Caroline Hensley, or each of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Xilio Therapeutics, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 11:00 AM ET on November 21, 2025, via a live webcast at www.virtualshareholdermeeting.com/XLO2025SM, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side